                                                                 EXHIBIT 10.1(i)

The Directors
Perkins Group Limited
Eastfield
Peterborough
PE1 5NA



                                    13th April 1995



Dear Sirs

Perkins Group Facilities

This letter, made between the original parties thereto on 30th September 1993, is amended and restated as at the date set out above with the intention that such amendment and restatement shall take effect on and from the Effective Date (as hereafter defined).

We, Lloyds Bank Plc ("Lloyds") are pleased to offer the under-mentioned facilities (the "Group Facilities") to Perkins Group Limited and other companies in the Perkins Group listed in Annex 1 to this letter (together the "Companies" and individually a "Company") upon and subject to the terms and conditions of this letter:

(a)a sterling overdraft facility linked to Lloyds Base Rate (the "Overdraft Facility");

(b)a sterling revolving loan facility linked to London Interbank offered rate (the "Money Market Facility");

(c)a sterling revolving acceptance facility (the "Acceptance Credit  Facility");

(d)a foreign exchange contract facility (the "Forex Facility");

(e)a bond, guarantee and indemnity facility (the "Guarantee Facility");

(f)a negotiations and documentary credit facility (the "Documentary Credit Facility");

(g)a daylight facility (the "Daylight Facility");

(h)a CHAPS facility (the "CHAPS Facility");

(i)an open credit facility (the "Credit Facility"); and

(j)a BACS facility (the "BACS Facility").

In addition, we, Lloyds, are pleased to offer a Cashpoint cash facility to Perkins Engines (Shrewsbury) Limited (the "Shrewsbury Cash Facility") upon and subject to the terms and conditions contained in this letter.

1.Definitions

"Acceleration Notice"has the meaning assigned by the Master Agreement;

"Acceptance Date"means the date of the signed acceptance of this letter by the Companies. If such dates differ, the latest date shall apply;

"Acceptance Commission"means acceptance commission in respect of the Acceptance Credit Facility calculated at fifty basis points (0.50%) of the face amount of the relevant Bill and for the Tenor thereof;

"Act"means the Companies Act 1985 as modified or amended by the provisions of the Companies Act 1989;

"Additional Cost"means the cost from time to time, expressed in annual percentage terms, of compliance with the regulations, requirements and requests of the Bank of England, calculated in accordance with Annex 2 to this letter;

"Adjustment Amount"means in respect of any financial quarter, an amount equal to 25% of the amount of GPAT as set out in the financial statements for that financial quarter;

"Advances"means an advance in sterling or an Optional Currency made or to be made by Lloyds to a Company hereunder;

"Approved Insurer"means NCM Credit Insurance Limited, Trade Indemnity PLC or such other insurer as Perkins shall select and Lloyds approve (such approval not to be unreasonably withheld or delayed);

"BACS"means Bankers Automated Clearing Systems Limited;

"BACS Facilities"means the facility described in Clause 4(j) below;

"Bill"means a bill of exchange (in sterling) drawn by any Company and accepted by Lloyds;

"Borrowing Base Amount" means at any time the aggregate of the amounts equal to 80% of the Eligible Receivables Amount and 45% of the Eligible Inventory Amount, each as set out in the most recent Borrowing Base Certificate;

"Borrowing Base Certificate" means a certificate delivered by Perkins to Lloyds in accordance with the provisions of clause 11A.(b)(iii)

"Business Day" means a day other than a Saturday or a Sunday on which banks and foreign exchange markets are open in London and (where relevant) in the principal financial centre (as determined by Lloyds) of the relevant Optional Currencies;

"Club Facility" means a facility or facilities evidenced by a facility agreement of 30th September 1993 as amended and restated by an agreement of even date herewith made between Perkins Limited (1) the Original Borrowers as defined therein (2) Perkins (3) Lloyds, Capital Markets Group as Agent (4) and the Banks as defined therein (5) and as further amended, varied, supplemented or novated from time to time (the "Club Facility Agreement");

"Consolidated Published Net Worth" means at any time the aggregate of the amounts paid up or credited as paid up on the issued share capital of Perkins and the aggregate amount of capital and reserves of the Perkins Group including but not limited to:

(i)any amount credited to the share premium account;

(ii)any capital redemption reserve;

(iii)any balance standing to the credit of the profit and loss account of the Perkins Group;

(iv)any amounts shown in respect of goodwill or other intangible assets of the Group; and

(v)reserves on consolidation; but deducting (in so far as not already taken into account):

(vi)any debit balance on the consolidated profit and loss account of the Perkins Group;

(vii)any amounts in respect of loans made by any member of the Perkins Group to any person not a member of the Perkins Group after 31st January 1993 other than those disclosed to Lloyds on or prior to the date hereof;

(viii)any bad debts not provided for;

(ix)any minority interests;

(x)any deferred taxation not provided for which should have been provided for under accounting principles generally accepted in the United Kingdom; and

(xi)any amounts arising from a revaluation of assets on a basis acceptable to Lloyds made at any time after 31st January 1993 (or in the case of assets of a company which becomes a member of the Perkins Group after that date, the date on which that company becomes a member of the Perkins Group), other than a revaluation made by an independent third party valuer;

(no amount to be included or excluded more than once) all as determined from the most recent consolidated financial statements of the Perkins Group and making such adjustments in respect of (i) to (xi) above as may be appropriate:

(xii)in respect of any variation in the amount of any paid up share capital or reserves after the date of such consolidated financial statements;

(xiii)in respect of any distribution declared, recommended or made by Perkins or any of its subsidiaries out of profits earned up to and including the date of such consolidated financial statements; and

(xiv)to deduct the assets and liabilities of any companies which, since the date of the most recent consolidated financial statements of the Perkins Group, have ceased to be members of the Perkins Group and to include the assets and liabilities of any companies which have, since such date, become members of the

Perkins Group.

"Credit Insurance"means at any time a policy of insurance cover (including any such policy of insurance cover which takes the form of a guarantee) issued by an Approved Insurer in respect of any Receivables, the currency, amount and terms of such insurance cover being acceptable to Lloyds in all respects;

"Current Accounts"means the sterling and Optional Currency current account(s) of the Companies or any of them with Lloyds;

"Delivery Risk"means the aggregate value in Sterling on any one Settlement Date of:

(i)the aggregate sterling amounts or the Equivalent Amount of all balances standing to the debit of the Companies on the Forex Accounts maintained by Lloyds for such Settlement Date; and

(ii)the aggregate sterling amounts or the Equivalent Amount of all sums payable by the Companies to Lloyds under Forex Facility Contracts for such Settlement Date.

"ECU"means the European Currency Unit;

"Effective Date"means the date on or before 30th April 1995 or such later date as Lloyds may agree on which each Company has accepted the terms of this letter and Lloyds has received all the documents listed in clause 9 below, each in form and substance satisfactory to it;

"Eligible Inventory"shall mean, as at any date, all Inventory:

(a)that is owned by (and in the possession or under the control of) any Company as at such date;

(b)that is located within the United Kingdom;

(c)that is new and unused or is re-manufactured and is otherwise in good condition;

(d)that meets all standards imposed by any governmental agency or department or division thereof having regulatory authority over such Inventory, its use or sale;

(e)that is currently usable
or currently saleable in the normal course of such Company's business;   and

(f)that is not subject to any encumbrance (other than an encumbrance referred to at paragraph (iv) of the definition of Permitted Encumbrance);

"Eligible Inventory Amount" means the aggregate value determined at the lower of cost price or market value in accordance with accounting principles generally accepted in the United Kingdom, save that cost price shall be determined on a first-in-first-out basis) of all Eligible Inventory for any period for which a Borrowing Base Certificate is delivered and as set out in such Borrowing Base Certificate;

"Eligible Letter of Credit" means an irrevocable letter of credit or bank guarantee issued by a bank or financial institution which (i) is an authorised institution pursuant to the provisions of the Banking Act 1987 or (ii) is a branch or representative office of an institution referred to in (i) and such branch or representative office is situated in an OECD country or (iii) has been granted a credit rating of AA (or higher) by Standard & Poor's Ratings Group or
(iv) is Berliner Handels-und Frankfurter Bank;

"Eligible Receivables"shall mean, as at any date, all Receivables at such date payable to any Company or Guarantor Company other than the following (determined without duplication):

(a)any Receivable:

(i)that at the date of issuance of the invoice therefor, was payable more than 180 days after the original due date of the original invoice therefor; or

(ii)where the original due date of the original invoice therefor has been extended for more than 90 days; or

(iii)where, notwithstanding paragraphs (i) and (ii), such Receivable is, in any event, payable more than 270 days after the original due date of the original invoice therefor; or

(iv)where, notwithstanding paragraphs (i), (ii) and (iii), such Receivable was not covered by Credit Insurance at the date of issue of the invoice therefor, and is payable more than 120 days after the due date of the original invoice therefor;


(b)any Receivable payable
to any Company or Guarantor Company by any member of the Varity Group;

(c)any claim on a third party funded by an Approved Insurer;

(d)any Receivable payable by any account debtor that has taken an action, or has become the subject of any proceeding, case or order for relief;

(e)all Receivables payable by any account debtor if more than 25% of the aggregate amount of the Receivables payable by such account debtor remain unpaid more than 180 days after the original due date of the original invoice therefor;

(f)any Receivable representing an obligation for goods sold on consignment, approval or a sale-or-return basis or subject to any other repurchase or return arrangement; and

(g)any Receivable that is subject to any encumbrance (other than an encumbrance referred to at paragraph (iv) of the definition of Permitted Encumbrance); and

(h)any Receivable which is the subject of any invoice discounting factoring or receivables purchase arrangement or any other arrangement whatsoever which results in any part of the legal or beneficial title to such Receivable vesting in a person other than a Company or Guarantor Company

Provided that no Receivable shall be excluded from the definition of "Eligible Receivables" by virtue of:

(1)any of the foregoing paragraphs (a), (d), (e), (f) or (g) to the extent that
(A) such Receivable is supported by an Eligible Letter of Credit or (B) the customer from whom such Receivable is due is a ministry, office or department of Her Majesty's government;

(2)any of the foregoing paragraphs (a), (d) or (e) to the extent that such Receivable is the subject of Credit Insurance;

"Eligible Receivable Amount" means the aggregate amount of Receivables for any period for which a Borrowing Base Certificate is delivered and as set out in such Borrowing Base Certificate;


"Eligible Receivable Company" means at any time, a company which is a member of the Perkins

Group and which (i) is incorporated in England and Wales, and (ii) generates Eligible Receivables either on its own behalf or on behalf of any other member of the Group or, for the purposes of the covenants contained in Clause 11A(b)(ii)(bb) and Clause 11C only, any such company which generates Receivables which would be Eligible Receivables but for the fact that, at the time such Receivables are generated, such company is not a Company or a Guarantor Company as defined herein;

"Equivalent Amount"means the sterling equivalent of the relevant amount of an Optional Currency as conclusively determined by Lloyds, in the absence of manifest error, on the basis of its spot buying rate for such Optional Currency against sterling on or about 11.00 am two Business Days prior to the day any such calculation falls to be made;

"Event of Default"means an event described in clause 12 hereof;

"Expiry Date"means the 30th November 1995 (or if such date is not a Business Day, the preceeding Business Day);

"Facilities"means together the Group Facilities and the Individual Facilities;

"Financial Indebtedness"means any indebtedness of any person incurred in respect of:

(i)moneys borrowed;

(ii)any debenture, bond, note, loan stock or other security;

(iii)acceptance credits;

(iv)the acquisition cost of property or assets or services (excluding stock in trade for which payment is due within twelve months or less from the date of invoice) to the extent payable more than 180 days after the time of acquisition or possession thereof by the party liable where such deferred payment was arranged primarily as a method of raising finance or financing such acquisition;

(v)rental payments under leases which are accounted for as finance leases as that term is described in statement 21 of the Statements of Standard Accounting Practice for the United Kingdom (whether in respect of land, machinery, equipment or otherwise) entered into primarily as a method of raising finance or financing the acquisition of the property or asset leased but excluding any interest element thereof and excluding, for the avoidance of doubt, rental payments under any operating leases;

(vi)amounts raised under any other transaction, off balance sheet or otherwise, having the commercial effect of a borrowing and effected primarily as a method of raising finance;

(vii)any bills of exchange (other than cheques) or promissory notes on which such person is liable as drawer (but only if the relevant bill is not beneficially owned by such person) acceptor, issuer, endorser or otherwise;

(viii)any indebtedness factored or discounted by such person to another person to the extent there is recourse to such person in respect thereof;

(ix)any fixed or minimum premium payable on redemption or repayment of any debenture, share capital or other monies borrowed falling to be taken into account; and

(x)without double counting any guarantee or other assurance of indebtedness falling within paragraphs (i) to (ix) above of any person,

However:

(a)indebtedness owed by one member of the Perkins Group to another member of the Perkins Group will not be taken into account as Financial Indebtedness;

(b)indebtedness owed to trade creditors in the ordinary course of business or net indebtedness incurred in relation to forward foreign exchange contracts entered into for bona fide commercial purposes will not be taken into account as Financial Indebtedness; and

(c)indebtedness incurred by a member of the Perkins Group for the purpose of repaying the whole or any part of the Financial Indebtedness of any member of the Perkins Group and so to be applied within one month of being so incurred will during that period be excluded from the Financial Indebtedness of the Perkins Group for the purposes of clause 11 except to the extent so applied hereunder;

"Financial Indebtedness Amount" means at any time an amount equal to the aggregate Financial Indebtedness of the UK Group as set out in the most recent Borrowing Base Certificate;

"Forex Accounts"means the accounts to be maintained by Lloyds and the Companies pursuant to clause 2 of the Master Agreement;

"Forex Exposure" means an amount in sterling at any particular time equal to the aggregate of

(i)all the sterling sums required then or at any time thereafter to be paid by or to Lloyds under Forex Facility Contracts entered into under the Forex Facility; and

(ii)the Equivalent Amount of all sums required then or at any time thereafter to be paid by or to Lloyds under Forex Facility Contracts entered into under the Forex Facility (such calculations to be on the basis that no further Forex Facility Contracts are entered into);

"Forex Facility Contract" means a forward foreign exchange contract between Lloyds and any of the Companies pursuant to the Forex Facility;

"GPAT"means for any period for which it is being tested, the profits of the ordinary activities of the Perkins Group, after such profits are converted from any foreign currency into sterling and after deducting any taxation paid or payable during that period;

"Guarantee"means the omnibus guarantee referred to in clause 9(b)(i) hereof;

"Guarantor Companies"means the Companies listed in Annex 3 to this letter;

"Interest Period"means in respect of a drawing under the Money Market Facility, the period for which such drawing is made being one, two, three or six months or at any time such other period not exceeding 12 months as may then be agreed between Lloyds and Perkins;

"Interest Service Costs"means an amount equal to the aggregate amount of all obligations of the Perkins Group in respect of interest payments (including without limitation the amount of (a) any discounts on commercial bills (b) any interest element in any leasing or hire purchase payments (c) any capitalised interest or (d) any payments analogous to or having the same commercial effect as interest payments or discounts) in respect of any period for which it is being tested in relation to any Financial Indebtedness and all costs, charges and expenses incurred in effecting, servicing and maintaining such Financial Indebtedness in such financial year after taking into account the effect of any interest rate or currency swap, cap, collar or floor arrangements;

"Inventory"means readily marketable materials, including raw materials, stocks and spares and work-in-progress (but excluding factory supplies), of a type manufactured, finished or consumed by a Company in the ordinary course of its business as presently conducted;

"Master Agreement"means an agreement in the form of the draft agreement set out in Annex 4 hereto and duly signed by each of the Companies;

"Material Subsidiary"means a subsidiary of Perkins or Perkins Limited incorporated in England and Wales (i) the book value of whose total gross assets is 5 per cent or more of the total gross assets of the Perkins Group or (ii) the profits of which exceeds 5 per cent of the profits of the Perkins Group as a whole or (iii) the turnover which exceeds 5 per cent of the turnover of the Perkins Group or (iv) which acts as an agent disclosed or otherwise for any Company described in (i), (ii) or (iii) above Provided Always that the subsidiary of Perkins which is to be established as a vehicle for the joint venture between Perkins Group Limited and Ishikawajima Shibaura Machinery Co. Limited shall not, for the purposes of this letter, be a Material Subsidiary;

"Minimum Amount"means:

(i)for the financial quarter ending 31st January 1995, (Pounds)110,000,000; and

(ii)for each successive financial quarter, the aggregate of (Pounds)110,000,000 and the Adjustment Amount for that financial quarter;

"Notification Date"means in respect of a drawing hereunder in an Optional Currency, the date falling two Business Days prior to the date of drawing, in respect of any other drawing or of a request for Lloyds to accept a Bill, the date on which such drawing or acceptance is required and in the case of a request for Lloyds to issue a bond, guarantee or indemnity pursuant to the Guarantee Facility the date falling three Business Days prior to the date of such issue;

"Offered Rate"means in relation to a drawing under the Money Market Facility, the rate offered to Lloyds as determined by Lloyds in the London interbank market at or about 11.00 am (or such later time as may be agreed between Lloyds and the Companies in respect of a particular drawing and Interest Period) on the relevant Notification Date for deposits in the amount and currency of the drawing for the term of the relevant Interest Period;

"Optional Currency"means any major currency, other than sterling, as agreed between Lloyds and the Companies and which in Lloyd's opinion is readily available to Lloyds at the time of any drawing on deposits in the London interbank market in the amount required for the relevant Interest Period;

"Original Financial Statements: means:

(i)in relation to each Company (other than Perkins and the companies referred to in (iii) below) its audited financial statements for its financial year ended 31st January 1994;

(ii)in relation to Perkins:

(a)its audited financial statements for its financial year ended 31st January 1994; and

(b)its pro forma consolidated financial statements for its financial year ended 31st January 1993 reviewed by KPMG Peat Marwick McLintock;

(iii)in relation to Dorman Diesels Limited and Perkins Engines (Stafford) Limited their audited financial statements for their financial year ended 31st March 1994;

"PBIT"means for any period for which it is being tested, the profits from the ordinary activities of the Perkins Group for such period after such profits are converted from any foreign currency into sterling and after adding or deducting any gains or losses made as a result of such conversion but before deduction of:

(a)Interest Service Costs paid or payable for such period;

(b)taxation paid or payable during such period;

(c)depreciation and amortisation for such period; and

(d)exceptional items for such period,

each as disclosed by the most recent consolidated financial statements of the Perkins Group;

"Perkins"means Perkins Group Limited;

"Perkins Group" means Perkins and the Companies and any other company which may at any time become a Subsidiary or associated company (within the meaning of Section 416 of the Income and Corporation Taxes Act 1988) of Perkins or any such company, save for:

(i)Varity Gmbh

(ii)Pacoma Hydraulik Gmbh

(iii)Vermoegensverwaltung Gmbh

(iv)Perkins Motoren Gmbh

"Permitted Encumbrance"means:

(i)any security interest created with the prior written consent of Lloyds;

(ii)any security interest existing at the date hereof granted by a Company or a Material Subsidiary in respect of the Perkins Group's or any member of the Perkins Group's obligations under:

(a)a 1,600,000 Singapore dollar term loan facility and 100,000 Singapore dollar overdraft facility granted by Development Bank of Singapore to Perkins Engines (Far East) Pte Ltd; and

(b)a 300,000 Danish kroner overdraft facility granted by Den Danske Bank to A/S Perkins Engines Denmark;

(iii)any liens arising by operation of law and in the ordinary course of business and securing obligations not more than thirty days old;

(iv)any rights by way of reservation or retention of title which are required by the supplier of property to any member of the Perkins Group in the normal course of such suppliers business; and

(v)in the case of (a) any asset acquired by any of the Perkins Group after the date hereof; or (b) any asset owned by any Company which is acquired by any member of the Perkins Group after the date hereof, any encumbrance subsisting over such asset at the date of acquisition on condition that the principal amount secured by any such encumbrance (being, in the case of a fluctuating bank facility, the maximum available amount of such facility at the date of such acquisition) shall not be increased beyond the amount secured thereby at the date of such acquisition or the date such company becomes a member of the Perkins Group (other than by reason solely of any currency fluctuations);

(vi)any encumbrances over any asset acquired by any member of the Perkins Group, as security only for Financial Indebtedness not prohibited pursuant to the terms of this letter which is incurred solely to finance all or part of the cost of the acquisition, development, redevelopment, modification or improvement of that asset;

(vii)encumbrances arising out of judgments or awards of courts or arbitral tribunals which are being contested in good faith and with respect to which an appeal or proceedings for review has been instituted and encumbrances in respect of the costs of court proceedings or in respect of any damages which may be incurred by any party thereto; and

(viii)any encumbrance securing indebtedness to refinance other indebtedness permitted to be secured by any encumbrances permitted under paragraphs (i) to
(vii) above provided that such replacement encumbrance does not cover any assets other than the original assets subject to the original encumbrance and that the aggregate principal amount secured thereby is not increased;

PROVIDED ALWAYS that in respect of the encumbrances referred to in paragraphs
(v), (vi), (vii) and (viii) above, the amount secured thereby shall not at any time exceed an amount equal to 15% of the Published Net Worth and the relevant encumbrance shall be fully and unconditionally discharged within six months from the date of its creation (or if arising as a result of any acquisition six months from the date of acquisition) Provided Always that such time period of six months may (with the prior consent of Lloyds not to be unreasonably withheld) be extended for a further period of up to six months;

"Permitted Disposal"means:

(a)a disposal of any asset which is made at arm's length and for a fair market value where the proceeds of such disposal are within six months of such disposal used to purchase equivalent assets

(b)a disposal from one Company to any other Company or a disposal from a Company to any other member of a Perkins Group; and

(c)a disposal of cash or any marketable securities which are held for the purposes of investment only;

"Potential Event of Default" any event which, with the giving of notice or lapse of time, or the fulfilment of any other condition, would constitute an Event of Default;

"Primary Licence Agreement"means the licence agreement dated 29th January 1991 made between VEL (formerly known as Varity Holdings Limited) (1) and Perkins Engine Group Limited ("PEG") (2) as varied by an agreement of 30th September 1993 made between VEL (1) Perkins Limited (2) and PEG (3);

"Published Net Worth"of any company means at any time the aggregate of amounts paid up or credited as paid up on the issued share capital of that company and the aggregate amount of capital and reserves of that company including but not limited to:

(i)any amount credited to the share premium account;

(ii)any capital redemption reserve;

(iii)any balance standing to the credit of the profit and loss account of that company;

(iv)any amounts shown in respect of goodwill or other intangible assets of that company;

(v)reserves on consolidation;

but deducting (insofar as not already taken into account);

(vi)any debit balance on the profit and loss account of that company;

(vii)any amounts in respect of loans made by that company to any other person after 31st January 1993 other than those disclosed to Lloyds on or prior to the date hereof;

(viii)any deferred taxation not provided for which should have been provided for under accounting principles generally accepted in the United Kingdom;

(ix)any bad debts not provided for;

(x)any minority interests in subsidiaries; and

(xi)any amounts arising from a revaluation of assets made at any time after 31st January 1993 other than a revaluation made by an independent third party valuer,

(no amount to be included or excluded more than once) all as determined from the most recent financial statements of that company and making such adjustments in respect of (i) to (xi) above as may be appropriate;

(xii)in respect of any variation in the amount of any paid up share capital or reserves after the date of such financial statements; and

(xiii)in respect of any distribution declared, recommended or made by that company out of profits earned up to and including the date of such financial statements;

"Receivable"shall mean, at any date, the unpaid portion of the obligation, as stated on the relevant invoice, of a customer of any member of the Perkins Group in respect of Inventory and services sold and shipped or provided by such member of the Perkins Group to such customer, net of any credits, rebates or offsets owed to such customer (and for the purposes of this letter, a credit or rebate paid by cheque or draft of a member of the Perkins Group shall be deemed to be outstanding until such cheque or draft shall have been debited to the account of such member of the Perkins Group on which such cheque or draft was drawn);

"Settlement Date"means for each Forex Facility Contract (or any related replaced payment obligation under clause 3 of the Master Agreement) the date agreed under such Forex Facility Contract as the date of delivery of the currencies bought and sold thereunder;

"Specified Date"means, in respect of any Borrowing Base Certificate, the last day of the Varity Calendar month to which the information set out in the Borrowing Base Certificate relates;

"Subordination Agreement"means an agreement of even date herewith made between Lloyds as Agent in respect of the Club Facility (1), Lloyds (2) and all companies within the UK Group at the date thereof (save for any such company in liquidation at such date) (3) pursuant to which, inter alia, the obligations of the companies or any of them in the UK Group to any other company in the UK Group from time to time will be subordinated to the obligations of such companies to Lloyds Capital Markets Group, as Agent pursuant to the Club Facilities, and Lloyds;

"Subsidiary"has the meaning ascribed to it in section 736 of the Act;

"Tenor"means, in relation to any Bill, the period from the date on which it is accepted until its maturity;

"Total Outstandings"means at any particular time the aggregate of all sterling drawings, the then Equivalent Amount of all Optional Currency drawings, the face value of accepted Bills, and the face value of any bonds, guarantees, indemnities and letters of credit outstanding at such time under the Overdraft Facility, the Money

Market  Facility, the Acceptance Credit Facility and all other Group Facilities;

"UK Group"means Perkins and all Subsidiaries of Perkins or any associated company of Perkins or any such Subsidiary (within the meaning of Section 416 of the Income and Corporation Taxes Act 1988) whose place of incorporation is in the United Kingdom;

"Varity Calendar"means in relation to any financial year of Varity Corporation the Card headed "Varity Corporation Calendar Fiscal" (followed by the year in which that financial year ends) produced by Varity Corporation and showing the four quarters and twelve "monthly" reporting periods into which that financial year is divided by Varity Corporation for accounting purposes;

"Varity Corporation"means Varity Corporation a corporation incorporated under the laws of the State of Delaware with its principal office at 672 Delaware Avenue, Buffalo, New York 14209, United States of America;

"Varity Corporation Guarantee" means the guarantee to be entered into by Varity
 Corporation referred to in clause 9(a)(viii)(cc) hereof;

"Varity Group"means Varity Corporation and its subsidiaries and subsidiary undertakings (as that latter term is defined in section 258 of the Companies Act
1985) for the time being;

"VEL"means Varity Europe Limited company registration number 504025 whose registered office is at 9A Upper Belgrave Street, London SW1X 8BD.

Words denoting the singular number only shall include the plural and vice versa.


2.Purpose

The Facilities are to be used for the general corporate purposes of the Companies or any one or more of them.


PART A GROUP FACILITIES

3.  Amount and availability

(a)Subject to the terms hereof the Group Facilities shall remain available until and may be utilised on any Business Day prior to the Expiry Date.

(b)Subject to clause 3(a) above, the Total Outstandings shall not exceed (Pounds)94,430,000 gross and

(Pounds)84,430,000 net and further:

     (i)the aggregate amount outstanding under the Overdraft Facility shall not exceed (Pounds)25,000,000 gross and (Pounds)15,000,000 net;

(ii)the aggregate amount outstanding under the Money Market Facility and the face value of accepted Bills under the Acceptance Credit Facility shall not exceed (Pounds)20,000,000;

     (iii)the aggregate amount of bonds, guarantees and indemnities issued and outstanding at any one time under the Guarantee Facility and (if issued in accordance with Clause 4(e) below) the aggregate amount outstanding at any one time in respect of cheques and bills of exchange shall not exceed (Pounds)12,800,000 PROVIDED ALWAYS THAT the aggregate amount of such bonds, guarantees and indemnities issued and outstanding for a period of more than one year shall not exceed (Pounds)11,300,000 and the aggregate amount of such bonds, guarantees and indemnities issued and outstanding for a period of less than one year shall not exceed the greater of (i) (Pounds)1,500,000 and (ii) (Pounds)12,800,000 less the aggregate amount of such bonds, guarantees and indemnities issued and outstanding at any time for a period of more than one year.

(iv)the gross aggregate amount outstanding under the Forex Facility shall not exceed (Pounds)70,000,000, Lloyds' delivery risk on any Settlement Date thereunder shall not exeed (Pounds)8,500,000 and the exposure on a "marked to market" basis shall not exceed (Pounds)7,500,000 in accordance with Clause 4(d) below;

(v)the aggregate amount outstanding under the Documentary Credit Facility will not exceed (Pounds)3,300,000;

(vi)the aggregate amount outstanding under the CHAPS Facility will not exceed (Pounds)3,500,000;

(vii)the aggregate amount outstanding under the Daylight Facilities will not exceed (Pounds)10,000,000;

(viii)the aggregate amount outstanding under the Credit Facility will not exceed (Pounds)480,000; and

(ix)the aggregate amount outstanding under the BACS Facilities will not exceed (Pounds)3,350,000.

For the purpose of this sub-clause (b) a "net" amount shall be calculated at any time by deducting from the aggregate of all debit balances on the Current Accounts the aggregate amount of all sterling balances standing to the credit of the accounts of any of the Companies with Lloyds.

(c)The proceeds of each drawing in sterling under the Money Market Facility will be credited to the Current Account of the respective Company unless prior to the date of payment of such proceeds and in respect of those particular proceeds Lloyds shall have received written notice from such Company to the contrary. The proceeds of all other drawings shall be credited to such account as the respective Company shall from time to time advise Lloyds by written notice prior to 12 noon on the relevant Notification Date.

Each Company hereby authorises Lloyds to debit its aforementioned respective sterling or Optional Currency Current Accounts with the amount of all sterling or Optional Currency payments, whether of principal, interest or otherwise, from time to time due under this letter. Each Company hereby undertakes to ensure that there will be sufficient cleared funds available on that account or sufficient availability under the Overdraft Facility by 12 noon on any relevant date to cover all such payments falling due on that date.

(d)All moneys from time to time outstanding under the Facilities hereunder shall be repaid by the respective Borrower in the currency in which they are outstanding on or before the repayment date relating to such Facility and in any event on the Expiry Date. No Interest Period selected under the Money Market Facility shall continue after the Expiry Date. Any amount of the Facilities unutilised on the Expiry Date shall be cancelled forthwith.


4.  Terms of operation

(a)The Overdraft Facility

Subject to the terms and conditions of this letter the Companies may overdraw their respective sterling accounts with Lloyds, City Office branch from time to time. Notwithstanding any other provision of this letter, the Overdraft Facility shall subject to the terms of this agreement, be repaid in full on the Expiry Date.

Interest will be charged on the cleared daily balance outstanding in respect of any such sterling accounts at 1% per annum over Lloyds' Base Rate from time to time. Interest will be debited to the relevant account of the respective Company with Lloyds on such quarterly dates in each year as Lloyds may from time to time require and on the date upon which the Overdraft Facility ceases to be available.

Subject to the terms of this letter, the Companies may overdraw their respective accounts with Lloyds, City International branch in Optional Currencies.

Interest will be charged on the cleared daily balance outstanding in respect of any such accounts at 1% per annum over Lloyds' short term offered rate from time to time for the relevant currency(ies). Interest will be debited to the relevant account of the respective Company with Lloyds on such quarterly dates in each year as Lloyds may from time to time require and on the date on which the Overdraft Facility ceases to be available.

(b)The Money Market Facility

Each Company may make drawings from time to time hereunder in sterling and may request drawings in Optional Currencies, subject to receipt by Lloyds of notice from such Company by 10.00 am on the Notification Date therefor specifying the amount, currency and the term of the Interest Period required. Lloyds shall not be obliged to accede to a request for a drawing by any Company in an Optional Currency and upon refusal of any such request Lloyds shall use reasonable endeavours to but shall not be obliged to provide any reason or explanation for such refusal. The amount or Equivalent Amount of each drawing shall be at least (Pounds)250,000. Each drawing shall be in one currency only and shall be repaid in the currency advanced on the last day of its Interest Period or, if earlier, on the Expiry Date.

Any drawing so repaid may be redrawn subject to the provisions contained in this letter.

Each drawing shall bear interest at 0.5% per annum above the Offered Rate except that in respect of drawings denominated in sterling that rate shall be increased by an amount which Lloyds shall determine from time to time to be necessary to compensate Lloyds for the cost or loss to it of complying with any existing monetary control or prudential requirements of the Bank of England. Such additional cost shall until further notice by Lloyds be calculated in accordance with the formula set out in Annex 2 to this letter. The respective Company shall pay interest on each drawing in arrears in the currency of the drawing on the last day of its Interest Period and where such period exceeds 3 months at 3 monthly intervals from the first day thereof.

If in relation to any drawing under the Money Market Facility Lloyds is unable to make any determination of the interest rate applicable thereto pursuant to the previous paragraph, the interest rate applicable to such drawing shall be calculated by reference instead to the rate per annum which is the cost to Lloyds of funding such drawing from whatever sources it may select at its option provided that, if Lloyds is unable to obtain the required funds from any source, it shall not be obliged to make available such drawing to the respective Company. In circumstances where Lloyds is unable to make a determination of the interest rate it shall notify the relevant Company and detail the cost of funding the relevant drawing where funds are available from a source or sources it shall have selected and the relevant Company shall have the option whether or not to make such drawing.

(c)The Acceptance Credit Facility

(aa)Notices requesting utilisations under this clause shall state:

(i)the face value of each Bill the Company proposes to forward to Lloyds pursuant to the relevant Notice;

(ii)the maturity date of each such Bill;

(iii)instructions in relation to each such Bill as to whether Lloyds shall return such Bills to the relevant Company, deliver it to the relevant Company's order or, if the market permits, discount it on the relevant Company's behalf in the London Discount Market.

(bb)Notices requesting utilisations under this clause shall be accompanied by the relevant Company forwarding to Lloyds Bills in respect of underlying trade activities drawn by the Company on Lloyds, with a maturity date before the Expiry Date and being 30, 60, 90 or 120 days after acceptance (or such other period agreed by Lloyds) (provided that if any such date would not be a Business Day then such maturity date shall be the immediately preceding Business Day), or such other maturity date as may be agreed between Lloyds and the relevant Company, payable to Lloyds' order and endorsed in blank by the relevant Company.

(cc)Each Bill forwarded to Lloyds pursuant to a utilisation under the terms contained in this clause 4(c) shall be delivered to Lloyds no later than 12 noon (London time) on the day specified in the relevant notice as the day on which such utilisation is to be made available to the relevant Company.

(dd)Each Bill shall be drawn in sterling and the face amount of each Bill shall not be less than (Pounds)250,000 nor more than (Pounds)1,000,000 and shall be claused in such manner as to comply with the Bank of England's requirements current at the time for sterling bills of exchange eligible for rediscount at the Bank of England.

Upon Lloyds receiving Bills so drawn (and subject to clause 3) Lloyds shall accept them and, in accordance with instructions given by the relevant Company with the relevant Company's request therefore, either (i) return them to the relevant Company, (ii) deliver them to the relevant Company's order or (iii) if the market permits, discount them on the relevant Company's behalf in the London Discount Market. In the event of Lloyds arranging the discounting of the Bills, the net proceeds thereof (that is to say the face amounts of the Bills less discount charges and acceptance commission) will be disbursed in accordance with instructions given to Lloyds at the time of the relevant Company forwarding the Bills to Lloyds.

(ff)Lloyds shall charge the relevant Company an acceptance commission at a rate of one half of one per cent (0.50%) per annum of the face amount of each Bill accepted by Lloyds and calculated on the Tenor of the Bill and on the basis of a 365-day year. Such commission will be payable at the time of acceptance of such Bill and may, in the event Lloyds discount such Bill pursuant hereto, be deducted from the proceeds thereof. In other cases, it shall be paid by the relevant Company at the time the relevant Company provides a notice requesting such utilisation.

(d)The Forex Facility

(aa)(i)Forex Facility Contracts may be entered into by Lloyds, and any of the Companies only for the purpose of hedging a foreign exchange risk arising in the normal course of business of the Companies.

(ii)The Forex Facility will be available to cover spot and forward exchange operations up to 365 days.


(iii)Subject as mentioned in (gg) and (hh) below, quotations will be offered by Lloyds under the Forex Facility until the Expiry Date.

(bb)Lloyds shall only be obliged to enter into a Forex Facility Contract if:

(i)on any day that contract would not result in the exposure of Lloyds on a "marked to market" basis exceeding (Pounds)7,500,000; or

(ii)that contract would not result in Lloyds' Forex Exposure exceeding (Pounds)70,000,000; or

(iii)that contract would not result in Lloyds' Delivery Risk on any Settlement Date exceeding (Pounds)8,500,000.

For the purpose of this sub-clause (bb) "marked to market" shall mean that Lloyds shall make a calculation in relation to all Forex Facility Contracts at any time outstanding, together with any proposed Forex Facility Contracts to be entered into by the Companies, as if all such Forex Facility Contracts had at that time been required to be terminated under the terms of the Master Agreement. Each such calculation shall give rise to a hypothetical termination payment required to be paid to or by Lloyds or any of the Companies in respect of each outstanding or proposed Forex Facility Contract. The amounts of such hypothetical termination payments shall themselves be netted against each other to produce a net hypothetical payment to be paid to or from the Companies. The amount of such net hypothetical payment required to be paid by the Companies to Lloyds shall be taken to calculate Lloyds' exposure referred to in sub-clause 4(d)(bb)(i) above.

If according to Lloyds' calculations made on any day any of the limits referred to in this sub-clause (bb) are exceeded the relevant Companies shall on the day on which notice is given in writing by Lloyds to that effect make a payment to Lloyds or take such other action necessary to eliminate or accommodate (which shall include with the agreement of Lloyds any re-allocation of the Facilities) such excess.

(cc)Subject:

(i)to availability of the relevant currency/ies; and

(ii)as provided by clauses (gg) and (hh) below,

quotations for transactions under the Forex Facility will be offered to the Companies by Lloyds' Exchange Dealers at its offices at Faryners House, 25 Monument Street, London EC3R 8BQ upon telephone request.

(dd)Forex Facility Contracts concluded over the telephone shall be confirmed by the relevant Company in writing as soon as practicable, in conformity with clause 4.1 of the Master Agreement.

(ee)Any instructions or other communications concerning the Forex Facility (including, without limitation, oral acceptances of quotations) which are received by Lloyds over the telephone and purport to be given on behalf of any of the Companies by one of the duly authorised signatories and are believed in good faith, at the time of being given by the official of Lloyds receiving the same to have been given on behalf of any such Company shall bind the relevant Company even if it shall subsequently be proved that the same were not in fact given on the relevant Company's behalf by any such signatory.

(ff)All Forex Facility Contracts will incorporate the terms of the Master Agreement.

(gg)Lloyds will not be under obligation to give a quotation for delivery on any date if the consequence of Lloyds entering into a Forex Facility Contract on the basis of such a quotation would be (a) to cause Lloyds' exposure calculated on a marked to market basis to exceed the amount of (Pounds)7,500,000 as set out in clause (bb)(i) above or (b) to cause Lloyds' Forex Exposure to exceed the amount stated in sub clause (bb)(ii) above or (c) to cause the Lloyds' Delivery Risk for that date to exceed the amount stated in sub-clause (bb)(iii) above.

(hh)Lloyds will not be under any obligation to give any quotation under the Forex Facility if there shall have occurred in relation to any of the Companies, and be continuing, any such event as is described in Schedule 1 to the Master Agreement or any Event of Default hereunder.

(ii)The Forex Facility shall terminate (in addition to the occurrence of an Event of Default hereunder) (but without prejudice to contractual obligations incurred thereunder by any of the Companies or Lloyds under the Forex Facility at any earlier time) immediately upon:

(A)Lloyds or any of the Companies giving an Acceleration Notice under clause
5.02 of the Master Agreement; or

(B)Any of the Companies being affected by any such event as is described in
Schedule 2 to the Master Agreement.

(jj)All payments by Lloyds or any of the Companies shall be made in freely transferable and immediately payable funds by such hour (local time) in the appropriate place of payment and to such agent as the payee shall direct, free and clear of any set-off, counterclaim, restriction, condition, tax, charge, withholding or deduction whatsoever.

(kk)Unless satisfied and discharged as provided by clauses 3 and 5 of the Master Agreement, the respective obligations of Lloyds, and the Companies under each Forex Facility Contract shall be obligations which shall only be satisfied by the payment of the full amount of the currency bought or sold by it thereunder. Each Company shall on demand indemnify Lloyds in full against any costs liabilities losses or expenses incurred by Lloyds in operating the Forex Facility or arising out of the fulfilment by Lloyds of any obligation under any Forex Facility Contract.

(ll)The following provisions of the Master Agreement, namely (a) clause 8 (assignment), (b) clause 9 (partial invalidity), (c) clause 11 (notices) (d) clause 12 (currency indemnity) and (e) clause 13 (waivers) shall (except where the context otherwise requires) apply to this agreement and to each Forex Facility Contract, as if set out in this letter but adjusted as appropriate to refer to this letter and each Forex Facility Contract.

(mm)Subject to clause 13 of the Master Agreement (as incorporated by reference herein), time shall be of the essence of the obligations under all Forex Facility Contracts and the Forex Facility.

(nn)For so long as this letter remains in full force and effect, Lloyds agrees with the Companies that it will not exercise any of its rights under the Master Agreement following the occurrence of a Schedule 1 Event or a Schedule 2 Event (as each is defined in the Master Agreement) save in any case where such Schedule

1 Event or Schedule 2 Event is equivalent to, or not materially different from, an Event of Default under this Letter.

(e)The Guarantee Facility

Subject to the terms and conditions of this agreement bonds, guarantees and indemnities may be issued in sterling and (subject to sub-clause (ii) below) Optional Currency(ies) in favour of third parties in accordance with the following terms and conditions:

(i)The relevant Company shall notify Lloyds on the Notification Date applicable to the Guarantee Facility of the relevant Company's request for the issue of a bond, guarantee or indemnity, as the case may be, such notification to contain details of: the type of instrument required to be issued (whether bond, guarantee or indemnity); of the amount (or limit) of the bond, guarantee or indemnity which shall not exceed (Pounds)12,800,000 or the Equivalent Amount; the period for which the said bond, guarantee or indemnity will be required; the identity of the person or company to whom the bond, guarantee or indemnity is required to be issued and the expiry date of the bond, guarantee or indemnity to be provided;

(ii)Lloyds shall use reasonable endeavours to but shall not be obliged to accede to any request for the issue of a bond, guarantee or indemnity in an Optional Currency and upon refusal of any such request Lloyds shall not be obliged to provide any reason or explanation for such refusal;

(iii)Each Company hereby agrees that if Lloyds is required by another bank or financial institution providing facilities to the Companies immediately prior to the date of acceptance of this letter, to provide an indemnity or cash cover for any bond, guarantee or indemnity previously issued by such bank or financial institution (together referred to as "Issued Bonds") the indemnity or provision of cash cover given by Lloyds for any Issued Bonds shall be deemed to be a utilisation of the Guarantee Facility on the terms set out in this clause 4(e) and the aggregate maximum liability of Lloyds under all Issued Bonds shall be taken into account in the calculation of the Facility limit referred to in clause 3(b)(iii) and Group Total Outstandings.

(iv)Each Company hereby jointly and severally irrevocably agrees and undertakes with Lloyds to indemnify Lloyds against all costs, claims, charges and expenses whatsoever that may be incurred by Lloyds as a result of issuing any bond, guarantee or indemnity pursuant to the terms of this agreement and further jointly and severally irrevocably undertakes to pay to Lloyds on demand all monies which Lloyds may at any time claim under the terms of this indemnity;

(v)Any bond, guarantee or indemnity issued by Lloyds hereunder will be payable by Lloyds forthwith on demand being made on Lloyds by any beneficiary of any such bond, guarantee or indemnity and Lloyds will be entitled to be fully indemnified in accordance with the provisions of clause (iv) above in respect of such payment notwithstanding that such payment may not at the time of any such demand be properly due to such beneficiary and notwithstanding that the relevant Company may at any time dispute the validity of any such bond or payment;

(vi)The relevant Company shall pay to Lloyds in respect of each bond, guarantee or indemnity issued by Lloyds hereunder such commission as Lloyds shall from time to time agree with the Company or, in the absence of any such agreement, such commission as is payable in accordance with Lloyds' standard terms and conditions;

(vii)Any bond, guarantee or indemnity issued by Lloyds hereunder shall be issued in Lloyds' relevant standard form with any amendments agreed between Lloyds and the relevant Company.

(viii)The Companies hereby jointly and severally irrevocably undertake to enter into any further or supplemental indemnity which Lloyds requires in connection with the issue of any particular bond, guarantee or indemnity in addition to the indemnity contained in (ii) above.

Any Company or Companies may, with the prior written agreement of Lloyds and subject to such conditions as Lloyds may impose acting reasonably utilise any part of the Guarantee Facility not utilised for the provision of bonds, guarantees or indemnities hereunder, to cover the negotiation by Lloyds of cheques and bills of exchange payable abroad with recourse to any such Company or Companies. The gross aggregate amount outstanding in respect of such cheques and bills of exchange issued pursuant to the Guarantee Facility will not exceed the maximum aggregate amount, when aggregated with any bond, guarantees or indemnities, permitted to be outstanding in respect of the Guarantee Facility. The amount outstanding in respect of such cheques or bills of exchange will be the aggregate amount of the proceeds paid to any such Company or Companies for which the right of recourse still exists at any one time.

(f)The Documentary Credit Facility

Subject to the terms and conditions of this agreement, letters of credit may be issued in sterling and (subject to sub-clause (ii) below) Optional Currency(ies) in favour of third parties in accordance with the following terms and conditions:

(i)The relevant Company shall notify Lloyds on the Notification Date applicable to the Documentary Credit Facility of the relevant Company's request for the issue of a letter of credit, such notification to contain details of: the amount (or limit) of the Letter of Credit (which shall not exceed (Pounds)3,300,000 or the Equivalent Amount); the period for which the said Letter of Credit will be required; the identity of the person or company to whom the Letter of Credit is required to be issued and the expiry date of the Letter of Credit to be provided;

(ii)Lloyds shall use reasonable endeavours to but shall not be obliged to accede to any request for the issue of a Letter of Credit in an Optional Currency and upon refusal of any such request Lloyds shall not be obliged to provide any reason or explanation for such refusal;

(iii)Each Company hereby jointly and severally irrevocably agrees and undertakes with Lloyds to indemnify Lloyds against all costs, claims, charges and expenses whatsoever that may be incurred by Lloyds as a result of issuing any Letter of Credit pursuant to the terms of this agreement and further jointly and severally irrevocably undertakes to pay to Lloyds on demand all monies which

Lloyds may at any time claim under the terms of this indemnity;


(iv)Any Letter of Credit issued by Lloyds hereunder will be payable by Lloyds forthwith on demand being made on Lloyds by any beneficiary of any such Letter of Credit and Lloyds will be entitled to be fully indemnified in accordance with the provisions of clause (iii) above in respect of such payment notwithstanding that such payment may not at the time of any such demand be properly due to such beneficiary and notwithstanding that the relevant Company may at any time dispute the validity of any such demand or payment, save in the case of Lloyds' gross negligence or wilful default;

(v)The relevant Company shall pay to Lloyds in respect of each Letter of Credit issued by Lloyds hereunder such commission as Lloyds shall from time to time agree with the Company or, in the absence of any such agreement, such commission as is payable in accordance with Lloyds' standard terms and conditions;

(vi)Any Letter of Credit issued by Lloyds hereunder shall be issued in Lloyds' relevant standard form with any amendments agreed between Lloyds and the relevant Company.

(vii)The Companies hereby jointly and severally irrevocably undertake to enter into any further or supplemental indemnity which Lloyds requires in connection with the issue of any particular Letter of Credit in addition to the indemnity contained in (iii) above.

Any Company or Companies may, with the prior written agreement of Lloyds and subject to such conditions as Lloyds may impose at its entire discretion utilise any part of the Documentary Credit Facility not utilised for the provision of letters of credit hereunder, to cover the negotiation by Lloyds of cheques and bills of exchange payable abroad with recourse to any such Company or Companies. The gross aggregate amount outstanding in respect of such cheques and bills of exchange issued pursuant to the Documentary Credit Facility will not exceed the maximum aggregate amount, when aggregated with any letters of credit, permitted to be outstanding in respect of the Documentary Credit Facility. The amount outstanding in respect of such cheques or bills of exchange will be the aggregate amount of the proceeds paid to any such Company or Companies for which the right of recourse still exists at any one time.

(g)The Daylight Facility

This facility will cover payments out made by any of the Companies on and from any account to a maximum of the aggregate limit set out in sub-clause 3(b)(vii) above and only to the extent that any outstandings in respect of any such payments made are repaid by the relevant Company or Companies in full on or before the close of business on the same day as the day on which such payments are made.

(h)The CHAPS Facility

This facility will cover sterling payment instructions telephoned by any Company to agents of Lloyds in order for such payments to be made by automated means under the CHAPS system.

The maximum aggregate limit set out in sub-clause 3(b)(vi) above is the maximum total value of such instructions for payment on any one day.

(i)The Credit Facility

This facility will cover arrangements to cash any Company's cheques at other banks or branches of Lloyds other than City Office. The maximum aggregate limit set out in sub-clause 3(b)(viii) above is the maximum total value of cheques that may at any one time have been cashed but not yet forwarded to Lloyds' City Office for payment.

(j)The BACS Facility

This facility will cover computerised sterling payment instructions that may be delivered direct by any of the Companies to Bankers Automated Clearing Systems Limited. The maximum aggregate limit set out in sub-clause 3(b)(ix) above is the maximum total value of such instructions that may be given at any one time and the maximum total value that may be processed on any one day pursuant to such instructions.


PART B THE INDIVIDUAL FACILITIES

5.Amount and Availability

Subject to the terms hereof, Lloyds will at its sole discretion make cash available to Perkins Engines (Shrewsbury) Limited up to a maximum aggregate amount of (Pounds)20,000 (the "Shrewsbury Cash Facility") on any Business Day prior to the Expiry Date.


6.Terms of Operation

This facility will cover the provision of cash to Perkins Engines (Shrewsbury) Limited for the purpose of filling or replenishing an automated cash dispensing machine or machines agreed between Perkins Engines (Shrewsbury) Limited and Lloyds. The aggregate limit detailed in clause 5 above is the maximum total amount of cash that may be made available to Perkins Engines (Shrewsbury) Limited from time to time for such purpose.


PART C TERMS APPLICABLE TO FACILITIES (GROUP AND INDIVIDUAL)

7.Restrictions on Availability

(a)Nothing contained in Clauses 4 to 6 above shall require Lloyds to make available any Group or Individual Facility or any part thereof which, on the terms of any notice or request requesting a utilisation of any such Group or Individual Facility by any Company:

(i)will be due to be cancelled, or mature, or be repaid, as the case may be, at any date falling after the Expiry Date;

(ii)will result in the Borrowing Base Amount exceeding the Financial Indebtedness Amount;

(b)Nothing contained in Clauses 4 to 6 above shall require Lloyds to make available any Group or Individual Facility, or any part thereof where:

(i)an Event of Default or, where the amounts outstanding under the Facility will be greater, as a result of such utilisation than the amounts outstanding under the Facility prior to such utilisation, Potential Event of Default, has occurred and is continuing; or

(ii)the representations set out in Clause 10 are untrue on and as of the proposed date for any such utilisation.

8.  Additional costs

(a)If the application of or introduction of or any change in any applicable law, regulation, requirement, directive or any change in the interpretation thereof by any governmental, fiscal, monetary or other authority charged with the administration thereof or by any self-regulating organisation or court of competent jurisdiction (in any case whether or not having the force of law) shall subject Lloyds to any tax, duty or other charge with respect hereto or change the basis of taxation on any amounts payable to Lloyds hereunder (except in respect of tax on the overall net income of Lloyds or where such tax, duty or other charge is compensated for by the payment of any Additional Cost or by the operation of clause 15 of this Agreement) or impose, modify or deem applicable requirements in respect of any liquid asset, special or other deposit or prudential or cash ratio or other requirements against, or the allocation by Lloyds of capital in support of, any assets or liabilities or contingent liabilities of, deposits with or for the account of, or advances or commitments made by Lloyds, and this shall increase the cost to Lloyds of maintaining the Facilities or any of them or shall reduce the amount of principal or interest receivable by Lloyds or shall otherwise reduce the return to Lloyds hereunder by an amount which Lloyds deems material, then the Companies shall pay Lloyds jointly and/or severally upon demand such additional amounts as are necessary to compensate Lloyds against such increased cost or reduction.

(b)If, circumstances arise which would or would upon the giving of notice result in a claim for indemnification pursuant to clause 8(a) above, then, without in any way limiting, reducing or otherwise qualifying the rights of Lloyds or any Company's obligations under such clause, Lloyds shall promptly upon becoming aware of the same notify the relevant Company thereof and, in consultation with such Company and to the extent that it can do so without prejudice to its own position, take reasonable steps to mitigate such effects on such Company of such circumstances Provided That Lloyds shall be under no obligation to take any such action if, in the bona fide opinion of Lloyds, to do so would have an adverse effect upon its business, operations or financial condition or be contrary to its policies.

(c)All legal, valuation and other costs and expenses including any stamp and other duties and registration fees on a full indemnity basis and value added tax thereon incurred by Lloyds in connection with the preparation, negotiation, documentation, enforcement, administration and preservation of its rights under the Facilities shall be payable by the Companies jointly and/or severally on demand.


9.  Conditions Precedent, guarantees and subordination

(a)The obligations of Lloyds hereunder shall not come into effect unless and until it has received in form and substance satisfactory to it in respect of each of the Companies

(i)an up to date copy of the certificate of incorporation and memorandum and articles of association of the Company, certified as a true copy by the Company Secretary or a certificate, signed by the Company Secretary, certifying that there has been no change in the memorandum and articles of the Company since the date on which the memorandum and articles of such Company were last produced to Lloyds;

     (ii)certified copies of the resolutions of the board of directors of the Company approving and authorising acceptance, execution and delivery of this letter and also in the case of the board resolutions nominating the person(s) authorised to sign this letter on its behalf, and the person(s) authorised to give and confirm notices of drawing and other communications required hereunder, together with their duly authenticated specimen signatures;

     (iii)such confirmation as Lloyds may reasonably require that all the obligations of the lenders under the Club Facility (as amended and restated on the date of this letter) have come into effect and all conditions precedent to the coming into effect of such obligations have been satisfied, save for the condition that the obligations hereunder shall have become effective;

(iv)such legal opinion as Lloyds may reasonably require as to the validity and enforceability of the Varity Corporation Guarantee;

(v)in respect of Varity Corporation an unlimited all monies guarantee from Varity Corporation in respect of the obligations of the Companies hereunder;

(vi)the Subordination Agreement, duly executed by all the parties thereto.

(b)All amounts owing to Lloyds under or pursuant to the Facilities shall at all times continue to be further secured by:

     (i)an unlimited all moneys omnibus guarantee in a form acceptable to Lloyds from each Guarantor Company in respect of the obligations hereunder of all other Companies; and

(ii)the Master Agreement duly executed by the Companies.

10.Representations & Warranties

(a)Each of the Companies hereby represents and warrants to Lloyds for its own part that:

(i)it is duly incorporated and validly existing under the laws of England and Wales and has the power and as necessary corporate authorisations to enter into and perform its obligations hereunder and has complied with all material statutory and other legal requirements relative to its business;

     (ii)all action necessary to authorise its execution of this letter and the security documents required pursuant to the terms of this letter and its performance of its respective obligations hereunder and thereunder has been duly taken and neither such execution nor such performance will constitute or result in any material breach of any agreement, law, requirement or regulation;

(iii)on execution of this letter the obligations expressed to be assumed by it constitute valid and binding obligations enforceable in accordance with their respective terms;

(iv)the obligations assumed hereunder or pursuant to the Guarantee rank and will rank pari passu with all other existing and future unsecured and unsubordinated obligations (including contingent obligations) of the Company (save in respect of creditors preferred by law);

     (v)no material litigation, administrative or judicial proceedings are current, or to its knowledge presently pending or threatened against it or any of its Material Subsidiaries which if adversely determined is likely to have a material adverse effect on the business or financial condition of the Company;

     (vi)there has been no material adverse change in the business or financial condition of it or any of its Material Subsidiaries since the publication of the Original Financial Statement;

     (vii)no Event of Default has occurred and is continuing; and

(viii)save as notified to Lloyds pursuant to clause 11E, each Eligible Receivable Company effects and maintains Credit Insurance in respect of at least 75% of its total receivables (excluding from the calcuation of total receivables for the purposes of this sub-clause Eligible Receivables supported by an Eligible Letter of Credit and Eligible Receivables where the customer from whom such Receivable is due is a ministry, office or department of Her Majesty's government) from time to time;

(b)Each Company shall make the representations and warranties on the date hereof and shall be deemed to repeat the representations and warranties set out in clause 10(a) hereof on each day on which any Facility is utilised hereunder with reference to the facts and circumstances then existing.

11.Undertakings of the Companies

A.From the Acceptance Date and for as long as Lloyds is under any obligation to make any of the Facilities available or for as long as any moneys or liabilities are due, owing or incurred to Lloyds hereunder each Company

     (a)shall not, and Perkins shall procure that no Material Subsidiary shall, without the prior written consent of Lloyds

     (i)materially change the nature of its business to that which is unrelated to the business as now conducted and which shall include, for the avoidance of doubt but without limitation, any change to its policy regarding the maintenance of credit insurance acceptable to Lloyds in respect of the sale of goods and the provision of services (and Lloyds hereby confirms that the current credit insurance is acceptable and agrees that if at any time Lloyds is dissatisfied with the credit insurance Lloyds shall consult with Perkins Limited and Perkins Limited shall take out such replacement insurance as Lloyds and Perkins Limited shall agree);

     (ii)save for Permitted Encumbrances, create or permit to subsist or arise any mortgage, charge, pledge or lien or other security interest or encumbrance (other than a lien arising solely by operation of law in the ordinary course of business) over any of its or such Material Subsidiary's present or future undertaking, property, revenue or assets;

     (iii)enter into or permit to subsist any transaction which, in legal terms, is not secured indebtedness but which in Lloyds' opinion acting reasonably has an economic or financial effect similar to that of secured indebtedness;

     (iv)save for Permitted Disposals, part with, sell, transfer, lease or otherwise dispose of (or attempt or agree to do any such thing) the whole or any material part of its or such Material Subsidiary's undertaking, property, revenue or assets (either by a single transaction or a number of transactions whether related or not) Provided that consent shall not be required for the sale or other disposal of its undertaking property revenue or assets referred to in this sub-clause where the aggregate book value during any financial year of such sales or other disposals does not exceed more than five per cent of its Published Net Worth; or

     (v)other than in the ordinary course of its business, give any guarantee or indemnity or any other form of undertaking or warranty to or for the benefit of, or lend any moneys to, any person Provided that the aggregate amount of any liability actual or contingent under such guarantees, indemnities, undertakings or warranties shall not at any time exceed (Pounds)5,000,000 and Provided Further that such liabilities shall be reported in the Company's account; and

     (b)shall supply to Lloyds:

     (i)as soon as practicable (and in any event within 150 days after the close of each of its financial years) copies of its financial statements (and in the case of Perkins the pro forma consolidated financial statements of the Perkins Group) and the accounts of such of its Material Subsidiaries as Lloyds may from time to time require for that financial year;

(ii)in the case of Perkins only as soon as practicable (and in any event within 45 days after the end of each of its financial quarter as referred to in the Varity Calendar) the consolidated financial statements of the Perkins Group which statements shall be in form, substance and content satisfactory to Lloyds, such statements to include:

(aa)an aged debtors analysis for such quarter relating to the existing Eligible Receivables; and

(bb)in the case of Perkins, confirmation of those members of the Perkins Group which have become Material Subsidiaries or Eligible Receivable Companies either since the date of this letter (in respect of the first such confirmation) or since the immediately preceding such confirmation;

(iii)in the case of Perkins within ten Business Days of the end of each Varity Calendar month deliver to Lloyds a Borrowing Base Certificate substantially in the form set out in Annex 4 or in such other form as Lloyds may from time to time reasonably require. Each Borrowing Base Certificate shall be certified by a duly authorised officer of Perkins to contain true and accurate calculations in all material respects of the amounts set out therein as at the Specified Date; and

(iv)promptly on request, such other information regarding the financial condition of the Companies or any of their Material Subsidiary's as Lloyds may reasonably require;

     (c)shall ensure that the financial condition of the Perkins Group as evidenced by the most recent financial statements delivered pursuant to clause 11.A.(b) shall be such that:

(i)the Consolidated Published Net Worth of the Perkins Group is equal to or in excess of the Minimum Amount for the relevant financial quarter;

(ii)the ratio of the Financial Indebtedness to the Consolidated Published Net Worth is not more than 0.8:1;

(iii)the ratio of PBIT to Interest Service Costs for the immediately preceding 12 month period is not less than 3:1.

(d)shall ensure that:

(i)each set of financial statements delivered by it pursuant to clause 11.A.(b) is prepared in accordance with accounting principles generally accepted in the United Kingdom from time to time and consistently applied, and in respect of the consolidated statements of Perkins that they are prepared on the same basis and in accordance with the same accounting principles (consistently applied) as the audited financial statements of the Companies from which they are composed;

(ii)each set of unaudited financial statements delivered by it pursuant to clause 11.A.(b) is certified by a duly authorised officer of the Company as giving a true and fair view of its financial condition (or, in the case of financial statements of Perkins, the financial condition of the Perkins Group) as at the end of the period to which those financial statements relate and of the results of its (or, as the case may be, the Perkins Group) operations during such period; and

(iii)each set of financial statements delivered by it pursuant to paragraph (i) of clause 11.A.(b) has been audited by auditors reasonably acceptable to Lloyds it being agreed that as the date hereof the current auditors of each Company are acceptable, other than the consolidated financial statements of the Perkins Group, which may, only for so long as such financial statements remain unaudited, be delivered to Lloyds in an unaudited form.

     (e)shall comply at all times with the covenants set out in sub-clause (c) above for so long as any Facilities are outstanding hereunder.

(f) shall permit Lloyds, or any of its agents that Lloyds may require prior to the occurrence of an Event of Default up to four times in any one year, to enter upon any premises upon 24 hours notice and after the occurrence of such an Event of Default at any time without such notice and in either case within business hours to inspect any records as Lloyds or such agents shall require in order to assess:

(i)prior to the occurence of an Event of Default the state of the Eligible Receivables or Inventory of any such Company; and

(ii)following the occurrence of an Event of Default, any such matter as Lloyds shall require.

     (g)shall, immediately upon becoming aware of the same give Lloyds written notice of the occurrence of any Event of Default or any event or circumstance which, with the giving of notice and/or the passing of time, could become an Event of Default.

B.Perkins and Lloyds shall negotiate in good faith with a view to agreeing such adjustments and/or amendments to the definitions contained in this clause 11 and/or to the ratios contained in this clause 11 which may be necessary or desirable in the event of any change in the accounting principles or policies applied by Perkins or any member of the Perkins Group consequent upon:

(a)any change in applicable law; or

(b)any court order in respect of Perkins or such member; or

(c)any change in the, or new, accounting or financial reporting standards issued by the Accounting Standards Board or by any other prescribed body empowered to issue statements of accounting practice from time to time; or

(d)any change in generally accepted accounting principles in England or in the jurisdiction in which such member is incorporated.

If Perkins and Lloyds cannot agree what adjustment and/or amendment is appropriate then Perkins shall procure that each set of financial statements delivered pursuant to the terms hereof shall be prepared on the same basis as the financial statements delivered immediately prior thereto.

C.Perkins Limited shall, within 21 days of receipt by Lloyds of the written confirmation referred to in clause 11A(b)(ii) showing a member of the Perkins Group incorporated in England and Wales to have become either a Material Subsidiary or an Eligible Receivable Company procure:

(i)that such Material Subsidiary or Eligible Receivable Company becomes a Company for the purposes of this letter and a Guarantor Company by delivering to Lloyds a supplemental agreement (or agreements) duly executed by such Material Subsidiary or Eligible Receivable Company together with such documents as Lloyds may from time to time require to be delivered as conditions precedent under such supplemental agreements; and

(ii)that Varity Corporation issue a guarantee in substantially the same form as the Varity Corporation Guarantee in respect of the obligations of such Material Subsidiary or Eligible Receivable Company as a Company.

D.If, at any time, the Financial Indebtedness Amount exceeds (or it is anticipated by Perkins that, upon delivery of the next Succeeding Borrowing Base Certificate, it will exceed) the Borrowing Base Amount at such time, Perkins shall, or shall procure that it or any other Company shall, immediately repay or pre-pay (as the case may be) such part of such Financial Indebtedness Amount as will result in the Financial Indebtedness Amount being equal to or less than the Borrowing Base Amount. For the purposes of determining compliance with this Clause 11D the Financial Indebtedness Amount shall, after any prepayment made pursuant to this Clause 11D, be adjusted so as to take into account such payment.

E.Perkins Limited shall notify Lloyds in writing at least thirty days prior to any Eligible Receivable Company effecting any change to its policy regarding the maintenance of Credit Insurance and shall not change such policy (or permit such policy to be changed) without the consent of Lloyds, such consent not to be unreasonably withheld.

12.  Events of Default

In the event that:

     (a)a Company fails to pay any sum due hereunder on its due date or if such failure to pay is due solely to a technical or other manifest error in any banking or payment system or any administrative error of any Company, such sum is not paid within three business days of the date it was otherwise due;

     (b)a Company defaults in the due performance or observance of any obligation accepted or undertaking given by it to Lloyds or any representation warranty or statement made or deemed made by a Company herein or pursuant hereto proves to be incorrect or misleading in any material respect and if in the opinion of Lloyds is capable of remedy, and is not so remedied within 14 days of notice thereof being given to such Company;

     (c)any other Financial Indebtedness of any Company or Guarantor or Material Subsidiary becomes due prior to the stated due date for payment thereof or any Company defaults in the payment when due of any Financial Indebtedness or defaults in paying on the due date any sum payable by it under any guarantee, indemnity or similar undertaking given by it or steps are taken to enforce any security for any of its liabilities, present or future Provided Always that the provisions of this sub-clause (c) shall not apply to any Financial Indebtedness of Varity Corporation which is in aggregate less than US$20,000,000 or any Financial Indebtedness of any Company which is, in aggregate less than (Pounds)1,000,000 or any Financial Indebtedness which is being disputed in good faith Provided Always reserves exist to meet in full such disputed Financial Indebtedness;

     (d)an event of default occurs under the terms of the Club  Facility;

     (e)an encumbrancer takes possession or a receiver or similar official is appointed of any of the assets or undertaking of any Company or a petition is presented for the making of an administration order or any judgment made against any Company is not paid out, stayed or discharged within 14 days;

     (f)an order is made or an effective resolution is passed for the winding up of any Company (other than for a solvent winding up or reconstruction on terms approved by Lloyds, such approval not to be unreasonably withheld) or any Company is or becomes insolvent or stops or threatens to stop payment of its debts generally or is deemed unable to pay its debts (within the meaning of section 123 of the Insolvency Act 1986) or the directors of any Company become obliged to convene a meeting pursuant to section 142 of the Companies Act 1985 or any Company makes or seeks to make any arrangement or composition with its creditors (whether under Part I of the Insolvency Act 1986 or otherwise);

     (g)any Company or, where applicable, Varity Corporation, is in breach of any of its obligations under the Varity Corporation Guarantee, the guarantee referred to in Clause 9(b)(i) above or the Master Agreement referred to in Clause 9(b)(ii) above or any other agreement or document executed pursuant to or in connection with this letter or any such document or agreement ceases to remain in full force and effect;

     (h)save in respect of a solvent winding up or reconstruction on terms approved by Lloyds, such approval not to be unreasonably withheld, any Company ceases or threatens to cease to carry on its business in the normal course or fails to maintain or breaches any material franchise, licence or right necessary to conduct its business or breaches any legislation relating to its business in any material respect, which in the reasonable opinion of Lloyds might have a material adverse effect on its security, including without limitation any applicable environmental protection laws and where such failure or breach in the opinion of Lloyds if capable of remedy, is not remedied within 14 days of notice thereof being given to such Company;

     (i)Perkins or Perkins Limited ceases to be under the control of Varity Corporation within the meaning of Section 840 of the Income and Corporation Taxes Act 1988;

     (j)any of the above events contained in sub-clause (e) and (f) mutatis mutandis occur or proceedings analogous or equivalent thereto arise in relation to Varity Corporation (including but without limitation any proceedings commenced under Chapter 11 of the Bankruptcy Reform Act 1978);

     (k)VEL varies, cancels or revokes the Primary Licence Agreement or VEL, Perkins Limited or PEG give notice terminating or otherwise terminate the Primary Licence Agreement;

     (l)VEL breaches the agreement referred to in clause 6(a)(viii) of the letter dated 30th September 1993 (as if such letter had, for the purposes of this reference, not been amended and re-stated); or

     (m)in the reasonable opinion of Lloyds there is a material adverse change in the financial condition of any Company, Guarantor or Material Subsidiary which might reasonably be expected in the opinion of Lloyds to adversely affect the ability of any Company or Guarantor to perform its obligations hereunder, then Lloyds shall have the right at any time or times thereafter to declare its commitments hereunder cancelled (including for the avoidance of doubt any commitment it may at such time have to make any Facility or part thereof available following a request for the same by any Company) and/or all amounts then outstanding hereunder payable on demand (where such amounts are not already payable on demand under the terms hereof), whereupon such commitments shall be so cancelled and/or such outstandings shall be so payable, and/or to declare the Facilities immediately due and payable, whereupon each Company shall pay to Lloyds all amounts payable hereunder including, but not limited to:

(i) the total principal amount
outstanding and attributable to it under the Overdraft Facility, the Money Market Facility, the Daylight Facility, the CHAPS Facility, the BACS Facilities and the Shrewsbury Cash Facility in the currency(ies) advanced together (where applicable) with accrued interest thereon;

      (ii)an amount sufficient to provide immediate cash cover (being the aggregate face amounts of any or all Bills outstanding) for all Bills then made available under the Acceptance Credit Facility.

     (iii)an amount sufficient to indemnify Lloyds under the Forex Facility for any costs which Lloyds incurs by covering through a foreign exchange market chosen by it the effects on Lloyds' foreign exchange position resulting from the cancellation of any Forex Facility Contracts;

     (iv)an amount to be deposited in an account(s) in the name of Lloyds, representing the aggregate principal amount of all amounts which Lloyds may be or become liable to pay under any bond, guarantee or indemnity issued by Lloyds under the Guarantee Facility and all letters of credit or other documentary credits then made available under the Documentary Credit Facility and the Credit Facility, with the intent that such deposit(s) shall be held by Lloyds as security for such Company's obligations or contingent obligations as the case may be, to reimburse Lloyds in respect of amounts paid by it under any such bond, guarantee, indemnity, letter of credit or other documentary credit;

     Interest will be allowed on the amount(s) deposited at Lloyds' appropriate bid rates(s) from time to time. Each Company hereby undertakes and agrees at Lloyds' first request to complete such documentation and do such other things as Lloyds shall require in order to perfect the aforesaid security.

Lloyds shall, if it deems appropriate, give Acceleration Notices under clause
5.2 of the Master Agreement.

If any amount owing by a Company is not paid when due hereunder (including under this clause) that Company shall pay to Lloyds on demand interest on such sum (whether before or after judgment) at 1% per annum above the rate or rates of interest from time to time payable by the companies to Lloyds pursuant to clause 4 hereof, or, if Lloyds shall so determine, the cost to Lloyds as certified by Lloyds of funding such sum on the London interbank market for such period or consecutive periods as Lloyds in its sole discretion may select, in either respect, running from the date of such default to the date of receipt of such sum in full by Lloyds. Interest, if unpaid, shall be added to the sum in default on the last day of each such period or at 3 monthly intervals whichever is more frequent.

13.Indemnities

The Companies shall jointly and severally indemnify Lloyds, without prejudice to any of Lloyds' other rights hereunder, against any loss or expense as certified by Lloyds including legal expenses on a full indemnity basis any loss arising from the funding by Lloyds of the Facilities which Lloyds may incur or sustain as a consequence of (a) the occurrence of any Event of Default or any failure by such Company to pay any sum demanded by Lloyds as a result thereof, (b) any repayment of any drawing or part thereof being made otherwise than on the last day of its Interest Period, or (c) any amount payable to Lloyds hereunder in one currency being converted into another currency, whether pursuant to any judgment or order or otherwise.

14.  Notices

(a)Each communication to be made hereunder shall be made in writing but, unless otherwise stated, may be made by facsimile (followed by a confirmation copy to be sent by post within one week thereafter) or letter.

(b)Any communication or document to be made or delivered by one person to another pursuant to this Agreement shall (unless that other person has by fifteen days' written notice to Lloyds specified another address) be made or delivered to that other person at the address identified herein and, in the case of any communication made by facsimile, shall be deemed to have been made or delivered on receipt (if received during business hours, or on the next succeeding business day, if received out of business hours) and in such case may be relied or acted upon immediately notwithstanding the provisions of clause 14(a) or, in the case of any communication made by letter, when left at that address or (as the case may be) two days after being deposited in the post by letter, when left at that address or (as the case may be) two days after being deposited in the post postage prepaid in an envelope addressed to it at that address.

15.Payments

(a)All payments due from the Companies (or any of them) hereunder shall be made free and clear of any set-off, counterclaim, restriction or condition whatsoever, and without any deduction in respect or taxes, levies, fees, duties, imposts, charges or withholdings of any nature now or hereafter imposed. In the event that any Company is compelled to make any such deduction, as aforesaid, it will pay Lloyds in the same manner and by the same time such additional amounts as may be necessary in order that the actual amounts received by Lloyds shall equal the amounts which would have been received if no deduction had been made. In such event such Company shall provide Lloyds within thirty days of the date of such payment with a certificate evidencing the payment of such tax or other deduction.

(b)If a Company makes a payment under clause 15(a) for the account of Lloyds and Lloyds, in its sole opinion, determines in good faith that it has received or been granted a credit against or relief or remission for, or repayment of, any tax paid or payable by it in respect of or calculated with reference to the deduction or withholding or other matter giving rise to such payment, Lloyds shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to such Company the amount as Lloyds shall, in its sole opinion, have determined to be attributable to the deduction or withholding or other matter which will leave Lloyds (after such payment) in no better or worse position than it would have been in if such Company had not been required to make such deduction or withholding. Nothing herein contained shall interfere with the right of Lloyds to arrange its tax affairs in whatever manner it thinks fit or oblige Lloyds to disclose any information relating to its tax affairs or any computations in respect thereof or require Lloyds to do anything that would prejudice its ability to benefit from any other credits, or reliefs or remissions for, or repayments to which is may be entitled.

(c)Each sum due from the Companies (or any of them) hereunder in a currency other than sterling shall be paid in freely transferable and same day funds to such bank account in the relevant financial centre as Lloyds shall from time to time require by such hour local time as may be necessary to ensure payment for value the due date.

16.Miscellaneous

(a)No failure or delay on the part of Lloyds to exercise its rights shall operate as a waiver thereof nor shall any single exercise or any partial exercise or waiver of any such right exclude any other or further exercise thereof.

(b)Without prejudice to Lloyds' rights under any set-off arrangements Lloyds may at any time whether before or after any demand hereunder for payment without notice to the Companies apply any moneys standing to the credit of the Companies, or any one of them, on any account and whether denominated in sterling or in any other currency in or towards satisfaction of any liabilities of the Companies, or any one of them, under this letter.

(c)If the due date for any payment or the last day of any Interest Period would otherwise fall on a non-Business Day, the effective date shall be the next succeeding Business Day.

(d)This letter shall be binding upon and shall inure to the benefit of Lloyds and the Companies and their respective successors and assigns, provided that Lloyds may only assign any of its rights or transfer any of its obligations hereunder with the prior written consent of Perkins, such consent not to be unreasonably withheld or delayed and that no Company may assign any of its rights or transfer any of its obligations hereunder without the prior written consent of Lloyds such consent not to be unreasonably withheld or delayed.

(e)All calculations in respect of interest (including commitment interest) due to Lloyds under the Facilities shall be on the basis of the actual number of days elapsed and a 360 day year in the case of any Optional Currency other than sterling and a 365 day year in the case of sterling.

(f)In this letter reference to any statutory provision shall be deemed to mean and to include a reference to any modification or re-enactment thereof for the time being in force.

(g)This letter shall be governed by and construed in accordance with English law.

17.  Period of Offer

The offer of the Facilities is open for acceptance by returning the attached duplicate of this letter with the acknowledgement duly signed by authorised officers of each Company to be received by Lloyds not later than 13th April 1995 failing which the offer will lapse.

18.Counterparts

This letter may be accepted in any number of counterparts and by different parties hereto on separate counterparts, each of which, when signed, shall constitute an original but all the counterparts together shall constitute one and the same letter.

Yours faithfully
For and on behalf of Lloyds Bank Plc


/s/ S.W. Baker
 ....................

We hereby acknowledge and accept the terms of your offer dated 13th April 1995 of which this is a duplicate and agree all the terms and conditions therein contained.

Dated this 13th day of April 1995

Pursuant to a resolution of the Board dated 11th April 1995

/s/ E.M. Thompson
 ..................................
For and on behalf of Perkins Group Limited

We hereby acknowledge and accept the terms of your offer dated 13th April 1995 of which this is a duplicate and agree all the terms and conditions therein contained.

For and on behalf of:


Perkins Group Limited  ...................... /s/ E.M. Thompson


Perkins Engines Group Limited  ...................... /s/ E.M. Thompson


Perkins Limited  ...................... /s/ E.M. Thompson


Perkins Engines (Shrewsbury) Limited  ...................... /s/ E.M. Thompson

Perkins Technology Limited  ...................... /s/ E.M. Thompson


Perkins Compact Engines Limited  ...................... /s/ E.M. Thompson

Perkins Engines Limited  ...................... /s/ E.M. Thompson


Perkins Engines (Peterborough) Limited  ...................... /s/ E.M. Thompson

Perkins Power Sales and Service Limited  ..................... /s/ E.M. Thompson

Dorman Diesels Limited  ....................... /s/ E.M. Thompson


Perkins Engines (Stafford) Limited  ........................ /s/ E.M. Thompson

ANNEX 1

THE COMPANIES

Company Name                      Company Number  Registered Office
- ------------                      --------------  -----------------

Perkins Group Limited                    2388892  Eastfield
                                                  Peterborough PE1 5NA

Perkins Engines Group                     771951  Eastfield
Limited                                           Peterborough PE1 5NA

Perkins Limited                           624567  Eastfield
                                                  Peterborough PE1 5NA

Perkins Engines                          1757837  Eastfield
(Shrewsbury) Limited                              Peterborough PE1 5NA

Perkins Technology                       2388841  Eastfield
Limited                                           Peterborough PE1 5NA

Perkins Compact                          2388839  Eastfield
Engines Limited                                   Peterborough PE1 5NA

Perkins Engines Limited                  2388858  Eastfield
                                                  Peterborough PE1 5NA

Perkins Engines                          2388848  Eastfield
(Peterborough) Limited                            Peterborough PE1 5NA

Perkins Power Sales                      2388859  Eastfield
and Service Limited                               Peterborough PE1 5NA

Dorman Diesels Limited                   1253490  Eastfield
                                                  Peterborough PE1 5NA

Perkins Engines                                    2010016  Eastfield
(Stafford) Limited                                          Peterborough PE1 5NA

F Perkins Limited                                   265987  Eastfield
                                                            Peterborough PE1 5NA

Perkins International                              3026612  Eastfield
Limited                                                     Peterborough PE1 5NA

Perkins Parts Limited                              3026611  Eastfield
                                                            Peterborough PE1 5NA

ANNEX 2

Additional costs requirements


The cost of compliance with existing requirements from the Bank of England for the purpose of clause 3(b) of this letter will be calculated save where stated below in relation to each Interest Period by reference to the circumstances existing on the first day of each Interest Period and in the case of an Interest Period longer than 3 months at 3 monthly intervals from the commencement of the Interest Period in accordance with the following formula:


        A B + C (B - E) + D (B - F)   per cent per annum
        ---------------------------
                100 - (A + D)


Where:

A is the percentage of eligible liabilities which Lloyds is from time to time required to maintain as an interest-free cash deposit with the Bank of England to comply with cash ratio requirements.

B is the percentage rate per annum at which sterling deposits are offered to Lloyds for the relevant Interest Period (or remainder thereof) or 3 months whichever is the shorter in the London interbank market at or about 11.00am for an amount equivalent to, or comparable with (in the judgment of Lloyds) the relevant drawing.

C is the percentage of eligible liabilities which Lloyds is from time to time required by the Bank of England to maintain as secured money with members of the London Discount Market Association ("LDMA") and/or as secured call money with money brokers and gilt-edged market makers recognised by the Bank of England.

D is the percentage of eligible liabilities which Lloyds is required from time to time to maintain as interest-bearing special deposits with the Bank of England.

E is the percentage rate per annum at which members of the LDMA bid for sterling deposits of an amount equivalent to, or comparable with (in the judgment of Lloyds) the relevant drawing as a callable fixture from Lloyds for the relevant Interest Period (or remainder thereof) or 3 months whichever is the shorter at or about 11.00am or, if lower, B.

F is the percentage rate per annum payable by the Bank of England to Lloyds on interest-bearing special deposits or, if lower, B.

1.The percentages used in A, C and D above shall be those required to be maintained on the first day of each Interest Period and in the case of an Interest Period longer than 3 months, on the first day of each 3 monthly interval from the commencement of the Interest Period.

2.In the application of the above formula, A, B, C, D, E and F will be included in the formula as figures and not as percentages eg if A = 0.5% and B = 12%, AB will be calculated as 0.5 x 12 and not as 0.5% x 12%.

3.Calculations will be made on the basis of a 365 day year.

4.If the resulting figure is positive and 1/32% per annum or more then the rate of additional interest payable under clause 3(a) of this letter shall be rounded if necessary to the nearest whole multiple of 1/16% per annum.

5.If the resulting figure before rounding is less than 1/32% per annum then no additional interest will be payable.

6.All sums due are payable to Lloyds without deduction on the last day of each Interest Period and, additionally, in the case of an Interest Period in excess of 3 months, at 3 monthly intervals from the start of such Interest Period.

If there is any change in the requirements of the Bank of England or any central bank or other fiscal monetary or other authority clause 8(a) of this letter will apply and it may become necessary to cease to use the above formula.

ANNEX 3

The Guarantor Companies

Company Name                      Company Number  Registered Office
- ------------                      --------------  -----------------

Varity Corporation

Perkins Group Limited                    2388892  Eastfield
                                                  Peterborough PE1 5NA

Perkins Engines Group                     771951  Eastfield
Limited                                           Peterborough PE1 5NA

Perkins Limited                           624567  Eastfield
                                                  Peterborough PE1 5NA

Perkins Engines                          1757837  Eastfield
(Shrewsbury) Limited                              Peterborough PE1 5NA

Perkins Technology                       2388841  Eastfield
Limited                                           Peterborough PE1 5NA

Perkins Compact                          2388839  Eastfield
Engines Limited                                   Peterborough PE1 5NA

Perkins Engines Limited                  2388858  Eastfield
                                                  Peterborough PE1 5NA

Perkins Engines                          2388848  Eastfield
(Peterborough) Limited                            Peterborough PE1 5NA

Perkins Power Sales                      2388859  Eastfield
and Service Limited                               Peterborough PE1 5NA

5NA

Perkins Engines                          2010016  Eastfield
(Stafford) Limited                                Peterborough PE1 5NA

Dorman Diesels Limited                   1253490  Eastfield
                                                  Peterborough PE1 5NA

F Perkins Limited                         265987  Eastfield
                                                  Peterborough PE1 5NA

Perkins International                    3026612  Eastfield
Limited                                           Peterborough PE1 5NA

Perkins Parts Limited                    3026611  Eastfield
                                                  Peterborough PE1 5NA

Annex 4

Perkins Group Limited

Varity Calendar month
ended                 199[ ]


Reference is made to the Facility Letter dated 30th September 1993 as amended and restated on [ ] April 1995 (as modified and supplemented and in effect from time to time the "Amended and Restated Facility Letter") addressed by Lloyds Bank Plc to Perkins Group Limited and others. Terms used, but not defined, herein and in the annexure hereto have the respective meanings given to them in the Amended and Restated Facility Letter. This certificate is delivered with respect to the calendar month identified above and the last day of such calendar month is therefore the Specified Date.

Pursuant to Clause 11A(b)(iii) of the Amended and Restated Facility  Letter the
undersigned, in all material respects [            ], hereby  certifies that the
annexure hereto is a true and accurate calculation of the Borrowing Base Amount as at the Specified Date determined in accordance with the requirements of the Amended and Restated Facility Letter.

All Inventory covered by this certificate has been produced in compliance with all applicable laws.

IN WITNESS WHEREOF, the undersigned, in his capacity as [           ] of Perkins
Group Limited, has caused this certificate to be delivered  on behalf of Perkins
Group Limited this         day of                 199[ ]



                          Name

Annexure

PERKINS GROUP LIMITED

Varity Calendar Month ended             199[  ]

RECEIVABLES

A.Aggregate amount of all Receivables
     payable to any obligor     (Pounds)

B.Aggregate amount of all Receivables
     referred to in item (A) above
     that do not constitute Eligible
     Receivables as a result of
     paragraphs (a) through (g) of
     the definition of Eligible
     Receivables                (Pounds)

C.Aggregate amount of all otherwise
     ineligible Receivables included
     in Eligible Receivables as a
     result of the proviso to the
     definition of Eligible Receivables         (Pounds)

D.Aggregate amount of all Eligible
     Receivables (item (A) minus item
     (B) plus item (C))         (Pounds)

E.80% of item (D)               (Pounds)

INVENTORY

F.Aggregate value (valued at the lower
     of cost price or market value in
     accordance with UK Gaap, except
     that cost price shall be determined
     on a first-in-first-out basis)
     of all Inventory           (Pounds)

G.Aggregate value of all Inventory
     referred to in item (F) above that
     does not constitute Eligible
     Inventory as a result of paragraphs

     (a) through (f) of the definition
     of Eligible Inventory      (Pounds)

H.Aggregate amount of all Eligible
     Inventory (item (F) minus item (G))        (Pounds)

I.45% of item (H)               (Pounds)

BORROWING BASE CERTIFICATE

J.Borrowing Base Amount equals the sum
     of item (E) plus item (I)          (Pounds)

FINANCIAL INDEBTEDNESS CAPACITY ("Ca")

K.Financial Indebtedness Amount as
     at the Specified Date              (Pounds)

     J - K = Ca                 (Pounds)

Notes:

Note 1:

In each case, reference to an "amount" of Receivables means, for the purposes of this annexure, the Sterling amount if the Receivables are denominated in sterling or, if the Receivables are denominated in another currency, the sterling equivalent thereof as at the date of the certificate unless a foreign exchange contract has been entered into in respect of such amount in which case the sterling equivalent shall be the sterling amount to be realised from such foreign exchange contract.

Note 2:

If Ca is a positive number, a notice of drawdown may (subject to the terms of the Amended and Restated Facility Letter) be submitted Provided Always that the Financial Indebtedness Amount if calculated after the making of the Advance requested in such notice of drawdown would not result in a breach of Clause 7 hereof and Provided Further that even where Ca is a positive number, no such notice may be submitted if, pursuant to Clause 11D, Perkins anticipates that on delivery of the next succeeding Borrowing Base Certificate, Ca will be a negative number until Perkins has complied with the provisions of Clause 11D.

ANNEX 5

The Master Agreement



DATE                                   1995



(1)LLOYDS BANK PLC


(2)PERKINS LIMITED





MASTER AGREEMENT
relating to forward foreign exchange contracts providing for netting by novation and for acceleration of payment in certain events

CAMERON MARKBY HEWITT
Sceptre Court
40 Tower Hill
London  EC3N 4BB

Tel:   071-702 2345
Fax:   071-702 2303
Telex: 925779

(PAM/6828e)

AN AGREEMENT made the          day of          199   BETWEEN the following
parties (hereinafter together referred to as the "Parties" and each individually as a "Party"), namely

(1)PERKINS LIMITED incorporated in England and Wales with Registered Number 624567 (hereinafter referred to as the "Customer") of the one part and

(2)LLOYDS BANK Plc incorporated in England and Wales with Registered Number 2065 (hereinafter referred to as the "Bank") of the other part

WHEREAS the Parties have agreed that their respective obligations under certain Forward Foreign Exchange Contracts (as hereinafter defined) shall as hereinafter provided be satisfied and discharged and replaced by such new obligations as are herein described and that such new obligations and the obligations of the Parties under certain other contracts may in certain circumstances and shall in others be accelerated as hereinafter provided.

NOW IT IS HEREBY AGREED by and between the Parties as hereinafter set forth:

Interpretation

1.1The headings to the clauses hereof and the Schedules hereto shall not affect the construction of this Agreement.

1.2References in this Agreement to statutes or regulations made under statutes shall extend to such statutes or regulations as from time to time hereafter modified or re-enacted.

1.3References in this Agreement to numbered clauses and Schedules are to be construed as references to clauses of and Schedules to this Agreement.

1.4References in this Agreement to a time of day are references to the time of day in London.

1.5In this Agreement, save where inconsistent with the context or subject matter, the following expressions shall have the following meanings, that is to say:

"Acceleration Date" means the date on which a Party receives and Acceleration Notice or is affected by a Schedule 2 Event.

"Acceleration Notice" means a notice given under clause 5.2.

"Acceleration Time" means either the time when the Affected Party receives an Acceleration Notice or the time when a Schedule 2 Event takes place.

"Affected Party" means the Party to which a particular Schedule 1 Event or a
Schedule 2 Event applies.

"Business Day" means a day on which banks and the foreign exchange market are open for dealings in foreign exchange in London and, in any case where a Currency other than Sterling is required to be converted (whether actually or notionally) or paid, in the principal financial centre of the Currency concerned. In the case of European Currency Units Business Day means a day on which banks and the foreign exchange markets are open for dealings in foreign exchange in London and which is not an ECU non-settlement holiday (howsoever described).

"CLSB Bank" means a bank which is a member of the Committee of London and Scottish Banks (or any successor organisation).

"Currency" includes units of account (such as but not limited to European Currency Units) and Sterling.

"Forex Accounts" means the accounts to be maintained by the Parties under clause 2.

"Forward Foreign Exchange Contract" means a contract between the parties under which one Party agrees to buy from or sell to the other Party an amount of one Currency in exchange for an amount of another Currency and both such amounts are to be paid or delivered on the same date, such date being fixed at the time such contract is entered into, save that none of the following shall be treated as a "Forward Foreign Exchange Contract" for the purposes hereto:

(a)a contract under which the Settlement Date is the date of entry into such contract or the next following Business Day,

(b)a contract entered into at a time when a Party has notice that a meeting of the creditors of the other Party has been summoned under section 98 of the Insolvency Act 1986 or that a petition for the winding up of the other Party is pending,

(c)a contract made by either party by, from or through an office or branch outside England and Wales,

(d)a contract which arises by virtue of or pursuant to the exercise of a contractual option granted by one Party to the other Party for the delivery of an amount of one Currency against an amount of another Currency following the exercise of such option.

"Gross Forex Contract" means a contract which either:

(a)is a Forward Foreign Exchange Contract which at the material time has not become a Novated Forex Contract or

(b)would be a Forward Foreign Exchange Contract but for the fact that the Settlement Date is the date of entry into such contract or the next following Business Day.

"Insolvency Rate" means the rate of interest from time to time prescribed by regulations made under the Insolvency Act 1986 for the purpose of proof in the winding up of an English company.

"Novated Forex Contract" means a Forward Foreign Exchange Contract the obligations under which have been satisfied and discharged in accordance with clause 3.1, 3.2 or 3.4 and replaced by obligations under clause 3.3.

"Post-Agreement Contract" means a Forward Foreign Exchange Contract entered into after the execution hereof.

"Pre-Agreement Contract" means a Forward Foreign Exchange Contract entered into before the execution hereof and having a Settlement Date after the day referred to in clause 2.2.

"Reference Bank" means (in a case where the Bank is the Affected Party) such CLSB Bank as the Customer shall select or (in a case where the Customer is the Affected Party) the Bank.

"Relevant Debt" means indebtedness incurred (other than interest accrued but not yet payable) in respect of (i) borrowed money, (ii) any bond, note, loan stock, debenture, debenture stock or similar instrument, (iii) acceptance credit facilities, (iv) the price of acquiring any goods to the extent that the payment thereof is deferred for more than six months after delivery of such goods, (v) leases (other than in respect of land and buildings) entered into primarily as a method of raising finance or of financing the acquisition of the asset leased (but excluding financing charges or notional amounts of interest thereunder)
(vi) guarantees and other assurances against financial loss in respect of the indebtedness (within categories (i) to (v) (inclusive) above) of any person.

"Relevant Finance Contract" means any contract between the Parties under which Relevant Debt is or may become payable.

"Relevant Petition" means a petition to a court of competent jurisdiction in the United Kingdom to wind up, liquidate or dissolve either of the Parties.

"Schedule 1 Event" means any event specified in Schedule 1.

"Schedule 2 Event" means any event specified in Schedule 2.

"Settlement Date" means for each Forward Foreign Exchange Contract and the related replaced payment obligation under clause 3 and for each Gross Forex Contract, the date agreed under such Forward Foreign Exchange Contract or Gross Forex Contract as the date of delivery or payment of the Currencies bought and sold thereunder.

"Sterling" means lawful currency of the United Kingdom.

"this Agreement" means this agreement and the Schedules hereto and includes the same as from time to time modified by agreement between the Parties.

"Unaffected Party" means the Party which is not the Affected Party in relation to a particular Schedule 1 Event or a Schedule 2 Event.

"Working Day" means a day on which Banks in London are open for the transaction of all normal classes of business transacted in Sterling.

Accounting Records

2.1The Bank shall maintain separate accounts (being the "Forex Accounts" hereinbefore defined) in its books in the name of the Customer for each Settlement Date and in respect of each Currency bought or sold by the Bank under Forward Foreign Exchange Contracts.

2.2Before 10.00 am on the seventh day after the date hereof, the Bank shall write up the Forex Accounts relative to all Forward Foreign Exchange Contracts entered into prior to the execution hereof and having a Settlement Date after that day (being the "Pre-Agreement Contracts" as hereinbefore defined).

2.3Following its entry into a Forward Foreign Exchange Contract after the execution hereof (being a "Post-Agreement Contract" as hereinbefore defined) the Bank shall make entries in the Forex Accounts in respect thereof. Such entries shall be made as soon as practicable after the entry into the relevant Forward Foreign Exchange Contract and in any event by 10.00 am on the second Working Day following the date of entry into such contract.

2.4Such writing up and making of entries as are required under clauses 2.2 and
2.3 shall consist of:

(a)a credit entry in that one of the Forex Accounts for the relevant Currency and the relevant Settlement Date for the amount of Currency sold by the Bank under the Relevant Forward Foreign Exchange Contract

(b)a debit entry in that one of the Forex Accounts for the relevant Currency and the relevant Settlement Date for the amount of Currency bought by the Bank under the relevant Forward Foreign Exchange Contract and

(c)where such credit entry or debit entry is the first or only entry in a Forex Account for a particular Settlement Date and Currency, the entry of the credit or debit amount as a credit, or as the case may be, debit balance and

(d)where the entry is the second or subsequent entry in the particular Forex Account, the recording of the running debit or credit balance on such Forex Account.

2.5The Bank may make alterations to the Forex Accounts maintained by it in order to correct any error observed by it, and shall make such alterations in order to correct any error drawn to its attention by the Customer.

2.6The Customer shall also maintain, write up and make entries in Forex Accounts in its books in accordance with the provisions of clauses 2.1 to 2.5 (inclusive) (but in their application to the Forex Accounts to be maintained by the Customer substituting "Customer" for "Bank" and "Bank" for "Customer" wherever they appear).

2.7The Forex Accounts maintained by each Party may be written up manually or by any mechanical means or on an electronic database as the Party concerned sees fit.

2.8Each Party is to be at liberty to maintain in respect of Forward Foreign Exchange Contracts such other records or accounts apart from the Forex Accounts as it may consider appropriate for the purposes of risk management, measuring Currency Exposure, compliance with regulatory requirements or any other purpose whatsoever. The obligations of the Parties under this Agreement shall not be affected or varied by any such other records or accounts being maintained on a basis which is inconsistent with the terms of this Agreement.

2.9References herein to entries made in or balances on the Forex Accounts are, in any case where the same have been incorrectly maintained or written up, references to the entries which should have been made therein and the balances which should have appeared thereon if they had been correctly maintained or written up in accordance with clauses 2.1 to 2.6 (inclusive).

2.10If there shall be any failure or delay on the part of a Party in writing up the Forex Accounts or in making entries therein (that is to say within the time allowed under any relevant provision of clauses 2.1 to 2.6 inclusive), references herein to the balances on Forex Accounts at any particular time shall be construed as references to the balances which would, but for such failure or delay, have appeared thereon at the relevant time.

2.11Each Party may at any time by notice in writing require the other Party to supply it with information as to the balance in a specified Currency for a specified Settlement Date shown by the Forex Accounts maintained by the other Party. The other Party shall comply with such requirement as soon as reasonably practicable and in any event before close of business on the Working Day next following the date on which it receives such notice.

2.12Each Party hereby confirms to the other that it has the capacity (including, without limitation and where appropriate, the requisite computer programmes and capacity) to maintain Forex Accounts in accordance with the foregoing provisions of this clause, and undertakes that it will ensure that it will retain such capacity for so long as may be requisite for it to maintain the Forex Accounts in compliance with this Agreement.

Discharge of Forward Foreign Exchange Contracts and their Novation under this Agreement

3.1If at the time referred to in clause 2.2 no Relevant Petition shall have been presented, each Party's obligations in respect of each of the Pre-Agreement Contracts shall by virtue of this agreement, automatically and without the need for further action of any kind by the Parties or either of them, be satisfied and discharged and replaced by the obligation to make payment on the Settlement Date of such Pre-Agreement Contract of the amount (if any) to be paid by that Party in accordance with clause 3.3 to the intent that this clause 3.1 shall be read in the light of clause 3.5.

3.2If at any time by which in accordance with clause 2.3 entries should have been made in the Forex Accounts in respect of a particular Post-Agreement Contract no Relevant Petition shall have been presented, each Party's obligations in respect of that Post-Agreement Contract shall by virtue of this Agreement, automatically and without the need for further action of any kind by the Parties or either of them, be satisfied and discharged and replaced by the obligation to make payment on the Settlement Date of such Post-Agreement Contract of the amounts (if any) to be paid by that Party in accordance with clause 3.3 to the intent that this clause 3.2 shall be read in the light of clause 3.5.

3.3On each Settlement Date:

(a)the respective amounts of the balances (if any) then standing to the credit of the Customer in the Forex Accounts maintained by the Bank for that Settlement Date in each Currency shall be paid by the Bank to the Customer in the respective Currencies in which they are denominated, and

(b)the respective amounts of the balances (if any) then standing to the debit of the Customer in the Forex Accounts maintained by the Bank for that Settlement Date in each Currency shall be paid by the Customer to the Bank in the respective Currencies in which they are denominated.

3.4If by reason of the presentation of a Relevant Petition the respective obligations of the Parties under the Pre-Agreement Contracts or any Post-Agreement Contract shall not have been discharged, satisfied and replaced as provided by clause 3.1 or, as the case may be, clause 3.2 or this clause 3.4 and such Relevant Petition shall subsequently be dismissed or withdrawn, such obligations shall by virtue of this agreement, so long as no further Relevant Petition shall have been presented, at the time of such dismissal or withdrawal automatically and without the need for further action of any kind by the parties or either of them, be satisfied and discharged and replaced by the respective obligations of the Parties to make payment on the Settlement Date of each Pre-Agreement Contract or, as the case may be, Post-Agreement Contract of the amounts (if any) to be paid by them in accordance with clause 3.3 to the intent that this clause 3.4 shall be read in the light of clause 3.5.

3.5It is the intention of the parties that, following each such satisfaction, discharge and replacement of obligations as are referred to in clauses 3.1, 3.2 and 3.4, the original rights and obligations of the Parties under the relevant Pre-Agreement Contracts and Post-Agreement Contracts shall have been replaced by a series of rights and obligations of the Parties (constituting one contract) to make and receive payments in accordance with clause 3.3, on the various Settlement Dates occurring after such time, and so that such series of rights and obligations may subsequently be affected by any further satisfactions, discharges and replacements of obligations as aforesaid.

Confirmations

4.1The Parties shall be obliged to send each other confirmations in respect of each Novated Forex Contract to reflect the relevant debit and credit entries and the running debit or credit balances on each Forex Account affected by such Novated Forex Contract.

4.2The rights and obligations of the Parties hereunder (other than under clause 4.1) shall not be affected or prejudiced by reason of either Party omitting to send any such confirmation as is referred to in clause 4.1 or by reason of any confirmation made in respect of a Novated Forex Contract being in terms which are inconsistent with or disregard the provisions of this Agreement.

Acceleration

5.1The occurrence of a Schedule 1 Event or a Schedule 2 Event shall not of itself constitute a breach of this Agreement or of any Gross Forex Contract on the part of the Affected Party.

5.2If a Schedule 1 Event shall occur at a time when no Schedule 2 Event has already occurred the Unaffected Party may at any time thereafter give notice in writing (being an "Acceleration Notice" as hereinbefore defined) to the Affected Party to the effect that it is implementing the arrangements for acceleration made under this clause 5, whereupon the payment obligations of each of the Parties subsisting and not yet performed at the time of the Affected Party's receipt of the Acceleration Notice and arising under:

(a)clause 3; or

(b)any Gross Forex Contract shall by virtue of the provisions of this clause and the giving of the Acceleration Notice, automatically and without the need for further action by either Party, be required to be satisfied forthwith. Such satisfaction shall be effected by one Party making a Sterling payment to the other Party (subject as provided by paragraph 6 in Schedule 3) of an amount calculated in accordance with Schedule 3.

5.3If a Schedule 2 Event shall occur at a time when no Acceleration Notice has been previously given the payment obligations of each of the Parties subsisting and not yet performed at the moment of its occurrence and arising under:

(a)clause 3; or

(b)any Gross Forex Contract shall at such moment and by virtue of the provisions of this clause, automatically and without the need for any action by either Party be required to be satisfied forthwith. Such satisfaction shall be effected by one Party making a Sterling payment to the other Party (subject as provided by paragraph 6 in Schedule 3) of an amount calculated in accordance with Schedule 3.

5.4The amount required to be paid pursuant to clause 5.2 or 5.3 shall be determined by the Unaffected Party, with where requisite the aid of a report from the Reference Bank (which shall act as an expert and not as an arbitrator) under Schedule 3. The written certificate of the Unaffected Party as to that amount and the Party by which it is payable shall be regarded in the absence of manifest error as being conclusive.

5.5Such amount shall be due on demand at any time after the delivery of the Unaffected Party's said written certificate to the Affected Party and paid in Sterling in immediately available cleared funds no later than close of business in London on the date of such demand and if not paid when becoming due by virtue of such demand shall carry interest for the period from and including the date of demand down to and including the date of payment at a fluctuating rate (as well after as before any demand or judgement) equal to two per cent per annum in excess of the Bank's Base Rate in force on the date of such demand and adjusting for upward or downward fluctuations in such Base Rate thereafter.

5.6In case (notwithstanding the statement in clause 5.1) any court of competent jurisdiction shall adjudge an amount payable by virtue of this clause 5 to be damages or other compensation for breach of contract, the Parties hereby record that such amount is and is intended to be a genuine pre-estimate of the loss which would otherwise be suffered as a result of the occurrence of a Schedule 1 Event or a Schedule 2 Event and not as a penalty. The Party receiving payment of such amount will not in any event be entitled to recover damages in respect of actual loss in excess of such mount.

Termination

6.1Either Party may terminate this Agreement by at least 42 days' written notice to the other Party specifying the date on which such termination is to take place. In addition, the Parties may agree such a date in writing.

6.2No Forward Foreign Exchange Contract or Gross Forex Contract entered into on the date so specified or agreed on any subsequent date shall be subject to the provisions of this Agreement, but this Agreement shall continue on and after such date in respect of all Forward Foreign Exchange Contracts and

Gross Forex Contracts entered into prior to such date and all obligations accrued under clauses 3, 5 or 12.3 prior to such date or arising under or in respect of contracts entered into prior to such date.

Terms of Gross Forex Contracts

7.1Every contract between the Parties in existence at the time of execution hereof and which at such time is a Gross Forex Contract shall be and is hereby varied by the incorporation therein of the provisions of this Agreement.

7.2Every contract between the Parties entered into at a time after the execution hereof and prior to the termination date specified or agreed in accordance with clause 6.1 and which at such time is a Gross Forex Contract shall be deemed to incorporate the provisions of this Agreement and shall be performed and construed accordingly.

Assignment

8.1Neither Party shall without the prior written consent of the other Party, assign, transfer, charge or mortgage the whole or any part of the benefit of this Agreement. For the purposes of this clause the expression "charge or mortgage" extends to the creation or grant of any security interest of whatsoever kind.

Partial Invalidity

9.1If any provision of this Agreement is or at any future time becomes illegal, unenforceable or void under the law of any jurisdiction, the legality, enforceability and effectiveness of the remaining such provisions shall not thereby be affected or impaired.

9.2If such illegality, unenforceability or voidness arises under the law of one jurisdiction, the legality, enforceability and effectiveness of the provision or provisions affected thereby in that jurisdiction shall not be reason thereof be affected or impaired in any other jurisdiction.

Law and Jurisdiction

10.1This Agreement is governed by and shall be construed in accordance with English law.

10.2The Customer hereby agrees for the exclusive benefit of the Bank to submit to the jurisdiction of the English courts in any dispute arising hereout but such agreement shall not prejudice the rights of the Bank to commence or undertake legal proceedings in any other jurisdiction.

Notices

11.1Without prejudice to any agreement from time to time in force between the Parties concerning transmission of messages by or between their respective computer installations, any notice, demand, message or other communication between the Parties for the purposes of or in connection with this Agreement shall be given by telex or otherwise in writing and sent to the telex number or delivered at the address of the intended recipient Party (being the number of a telex machine or an address located within the United Kingdom) from time to time specified by the intended recipient Party in writing to the sending Party.

11.2In addition, every such notice, message, demand or other communication shall be marked for the attention of any officer, branch or department of the intended recipient Party from time to time specified by it in writing to the sending Party.

11.3The Parties are deemed at the time of the execution hereof to have specified the following respective telex numbers, addresses and markings for the purposes of this clause:

                          The Bank            The Customer

Telex No and                      888001                  32501
     Answerback:                Loydfx C                PERKENG

     Address:       Faryners House        Eastfield
                    25 Monument Street    Peterborough
                    London EC3R 8BQ       PE1 5NA

     Marking:       For the attention of  For the attention  of
                      Corporate Treasury  FTAO Director
                      Services            Legal Services

11.4Every such notice, demand, message or other communication sent by telex, and (if so required) marked as so specified, shall be deemed duly received at the time of sending if the intended recipient's telex number (as so specified) and answerback appear at the head and foot of the hard (or paper) copy produced by the sender's machine. Every such notice, demand, message or other communication delivered at the address so specified and marked as so specified shall be deemed duly received at the time of such delivery.

Currency Indemnity

12.1The sole Currency of account and payment of the obligations under clause 3.3 is the Currency in which the relevant balance is stated in the Forex Accounts. The sole Currency of account and payment of the obligations under clause 5 is Sterling.

12.2Any amount recovered or received by either Party in a Currency (the "other Currency") other than the Currency of account (whether as a result of any court order, distribution in a winding up, enforcement of security, application of any deposit or otherwise howsoever) in respect of any amount payable hereunder by the other Party shall only constitute a discharge to the extent of the amount or notional amount in the Currency of account which the recipient Party is or would be able to purchase with the amount of the other Currency received by it on the date of such receipt or on the next following Business Day.

12.3If such amount or notional amount in the Currency of account falls short of the amount due in the Currency of account, the other Party shall indemnify the recipient Party against the loss represented by such shortfall. If the recipient Party actually incurred costs in employing the amount of the Currency received in making a purchase of an amount of the Currency of account, the other Party shall indemnify the recipient Party against such costs in full and in the Currency in which the same were incurred. The provisions of clause 12.2 and this clause shall apply, mutatis mutandis, to payments received under the indemnities contained in this clause.

12.4The provisions of clause 12.3 constitute an obligation separate and independent from all other obligations under this Agreement and give rise to an independent cause of action continuing in full force and effect in spite of any judgment, claim or proof whatsoever. No evidence of actual loss will be required to be adduced by the Party seeking to assert a claim under such provisions.

Waiver

13.1No delay or forbearance in the exercise of any right hereunder (including but not limited to the right to give an Acceleration Notice) shall, without an express written agreement to that effect, constitute a waiver or evidence an agreement not to enforce such right.

13.2Without prejudice to the generality of the foregoing, no agreement by one of the Parties not to treat the occurrence of an event as a Schedule 1 Event shall preclude a Party from treating a continuation or re-occurrence thereof or the occurrence of any other event as a Schedule 1 Event.


AS WITNESS the hands of duly authorised officers or other duly authorised agents of each of the parties the day and year first above stated.

SCHEDULE 1

(The Schedule 1 Events)


1.A Party failing to make any payment under this Agreement or a Gross Forex Contract when due and such failure continuing (as regards the whole or any part of the payment in question) at close of business on the third Business Day next following the date on which the other Party gives notice to the first-mentioned Party requiring it to make such payment:

PROVIDED that if the Party which has failed to make the payment is able to demonstrate that its sole reason for such failure is either:

(i)a prohibition imposed by or under applicable law or regulation made thereunder (other than a prohibition imposed by or under the Insolvency Act 1986 or any regulation made thereunder, or by or under any law of any jurisdiction outside England and Wales and Scotland relating to insolvency, winding up, liquidation, receivership, administration or protection from the claims of creditors or any regulation made under such law) and in force at such close of business, or

(ii)the impossibility of making such payment, such failure to make the payment shall not be a Schedule 1 Event unless and until such prohibition of law or regulation or impossibility is removed and the failure to pay continues for three Business Days after such removal (or, if later, after the giving of such notice by the other Party).

2.A default occurring on the part of either Party in the performance or discharge of any of its obligations (other than payment obligations) under this Agreement and either:

(a)such default being incapable of remedy, or

(b)the Party in default failing to remedy its default within thirty days of receiving notice in writing from the other Party requesting it to remedy such default.

3.Any Relevant Finance Contract (apart from this Agreement) terminating, or the obligations of either Party thereunder being terminated, suspended or discharged prior to the date on which such contract or obligations would otherwise have terminated or been discharged, and such termination, suspension or discharge being a consequence of a default or an event of default (howsoever in either case described) of or affecting one of the Parties and, where applicable, the expiry of any grace period or the expiry of any notice, in relation to such default or event of default.

4.Any Relevant Debt of either Party:

(a)not being paid or otherwise discharged when due or within an applicable grace period, or

(b)becoming due for payment or other discharge before the date on which it would otherwise have become so due by reason of a default or event of default (howsoever in either case described), and the other Party delivering to the first-mentioned Party a certificate in writing that in the opinion of the other Party reasonably held such event reflects or evidences a material adverse change in the financial condition of the first-mentioned Party.

5.A Party being or becoming insolvent (within the meaning of Section 123 of the Insolvency Act 1986); or stopping or suspending or threatening to stop or suspend payment of the whole or any substantial part of its debts; or beginning negotiations or commencing any proceeding with a view to the readjustment, rescheduling or deferral of the whole or any part of its indebtedness which (if such readjustment, rescheduling or deferral did not take place) it would or might be unable to pay when due; or making a general assignment or an arrangement or composition with or for the benefit of its creditors. A Party shall, without prejudice to the generality of the foregoing provisions of this paragraph 5 be deemed to have commenced such a proceeding as is above mentioned if its Directors shall make any proposal for a voluntary arrangement under Part I of the Insolvency Act 1986 or if it or its Directors shall present a petition for an administration order in respect of it under Part II of such Act.

6.The whole or any part of the undertaking, property and assets of a Party (following and as a result of any failure to pay rent or any taxation or following and as a result of a judgment of any Court or tribunal which is, or by virtue of the lapse of any time for lodging an appeal becomes, final) suffering or being subject to the levying, enforcement or suing out of any distress, attachment, execution or other legal process and such distress, attachment, execution or other legal process not being discharged or stayed, withdrawn or suspended within sixty days of its inception, and the other Party delivering to the first-mentioned Party a certificate in writing that in the option of the other Party reasonably held, such occurrence reflects or evidences a material adverse change in the financial condition of the first-mentioned Party.


7.The security constituted by any mortgage, charge (fixed or floating), pledge, lien or other security interest of any kind on or over part or all of the undertaking, property and assets of either Party becoming enforceable and any step (including the appointment of a receiver or receivers and manager or other similar officer) being taken, whether in consequence of or under any judicial proceeding or not, to enforce such security and the other Party delivering to the first-mentioned Party a certificate in writing to the effect that in the opinion of the other Party reasonably held such occurrence reflects or evidences a material adverse change in the financial condition of the first-mentioned Party.

8.A Party:

(a)ceasing or threatening to cease to carry on all or any substantial part of its business or operations, or

(b)consolidating or amalgamating with another entity, or merging into another entity, or transferring all or any substantial part of its undertaking, property and assets to another entity unless (i) (in the case referred to at (a) above) the same is done in the course of, or in preparation for and is followed by, an amalgamation, reconstruction, reorganisation, merger or transfer of all or a substantial part of such Party's undertaking, property and assets with or to another entity, (ii) (in both cases referred to at (a) and (b) above) such Party will continue to be subject to all its obligations under this Agreement or a resulting, surviving or transferee entity will assume (whether by operation of law or pursuant to an agreement to be entered into without delay and into terms reasonably satisfactory to the other Party) all the obligations of the first-mentioned Party under this Agreement and (iii) (in any case referred to at (i) and (ii) above where another entity or a resulting, surviving or transferee entity is involved) the other entity or the resulting, surviving or transferee entity is regarded by the other Party as being at least as creditworthy as the first-mentioned Party.

9.An administration order being made in respect of a Party under Part II of the Insolvency Act 1986 or an order being made in respect of a Party in any jurisdiction outside England and Wales, Scotland (and, if the said Act shall have been extended there, outside Northern Ireland) having analogous or equivalent effect.

10.A winding up petition being presented in a court of competent jurisdiction in respect of a Party and the same not being dismissed or struck out within ten Working Days of its presentation.

11.A meeting of either Party's creditors being summoned under section 98 of the Insolvency Act 1986.

12.A petition being presented for an administration order in respect of a Party under Part II of the Insolvency Act 1986 (other than in circumstances where the presentation of such petition is clearly frivolous or vexatious) and the other Party delivering to the first-mentioned Party a certificate in writing that in the opinion of the other Party reasonably held such event reflects or evidences a material change in the financial condition of the first-mentioned Party.

13.Either Party summoning a meeting of its members to consider and if thought fit, to pass a resolution for voluntary winding up as defined by section 84(2) of the Insolvency Act 1986 except for the purpose of and followed by an amalgamation, reconstruction or reorganisation whereunder a resulting, surviving or transferee entity, which the other Party regards as being as creditworthy as the first-mentioned Party, will assume (whether by operation of law or pursuant to an agreement to be entered into without delay and in terms reasonably satisfactory to the other Party) all obligations of the first-mentioned Party under this Agreement.

14.There being in force or taking place in any jurisdiction outside England and Wales or Scotland any proceedings or steps having an effect analogous to that obtaining under paragraph 5, 10, 11, 12 or 13 above.

SCHEDULE 2

(The Schedule 2 Events)


1.An order being made by a court of competent jurisdiction in any part of the United Kingdom for the liquidation or winding up of either Party.

2.An effective resolution being passed for the winding up of either Party, other than a resolution for a voluntary winding up (as defined by section 84(2) of the Insolvency Act 1986) for the purposes of and followed by such an amalgamation, reconstruction or reorganisation as is referred to in paragraph 13 of Schedule 1.

SCHEDULE 3

(The amount of the payment to be made under clause 5.2 or, as the case may be, 5.3)

1.For the purposes of this Schedule the Sterling equivalent of any sum denominated in another Currency is to be determined by the application of the rate of exchange at which at or about 11.00 a.m. on the Acceleration Date (or, if it was not a Business Day for a payment in that other Currency, the next following such Business Day) the Reference Bank could have bought that other Currency in the foreign exchange market for Sterling for delivery on the relevant Settlement Date or (if later) the second such Business Day after the Acceleration Date.

2.For the purposes of this Schedule the discounted amount of any sum denominated or notionally converted into Sterling and payable on a Settlement Date after the Acceleration Date shall be calculated -

(a)(where the Affected Party is in liquidation other than for the purposes of a members' voluntary winding up) by applying the Insolvency Rate over the period from and including the Acceleration Date down to and including such Settlement Date and compounding at monthly intervals after the Acceleration Date or (if compounding at such intervals is not permitted for the purposes of proof in the winding up of an insolvent company) compounding at such intervals as is so permitted, and

(b)(in any other case) by applying the Market Rate (as below defined) over the period from and including the Acceleration Date down to and including such Settlement Date and compounding as often as required by the contract, or notional contract, by which the Market Rate is set.

For the purposes of (b) above the "Market Rate" is the best rate of interest at which the Unaffected Party could on the Acceleration Date (or if that is not a Working Day, the next following Working Day), without providing any security or guarantee or paying any premium or suffering any discount, have borrowed from a bank in London a Sterling sum equal or comparable to the sum to be discounted and for the period mentioned at (b) above.

3.For the purposes of this Schedule the "Relevant Amount" in respect of any Gross Forex Contract is an amount in Sterling to be determined as follows -

(1)Where both Currencies are Currencies other than Sterling, calculate the difference between the discounted amounts of the Sterling equivalents of the amounts of Currency which the Parties agreed to deliver or sell thereunder.

(2)Where only one Currency is Sterling and the Settlement Date falls after the Acceleration Date, calculate the difference between the discounted amount of the sum in Sterling which one Party agreed to deliver or sell thereunder and the discounted amount of the Sterling equivalent of the amount in another Currency which the other Party agreed to deliver or sell thereunder.

(3)Where both Currencies are Currencies other than Sterling and the Settlement Date is the Acceleration Date or an earlier date calculate the difference between the Sterling equivalent of the amounts of currency which the Parties agreed to deliver or sell thereunder.

(4)Where only one Currency is Sterling and the Settlement Date is the Acceleration Date or an earlier date, calculate the difference between the amount of Sterling which one Party agreed to deliver or sell thereunder and the Sterling equivalent of the amount of another Currency which the other Party agreed to deliver or sell thereunder.

The difference resulting from the calculation at (1), (2), (3) or (4) above is the Relevant Amount which for the purposes of the following paragraphs of this Schedule shall be deemed payable by that Party to which the greater amount (whether a Sterling equivalent, a discounted amount or an actual amount of Sterling) was attributable under the calculation.

4.In order to determine the amount of any payment under or pursuant to clause
5.2 or, as the case may be, clause 5.3 there shall be determined in respect of each Party the aggregate denominated in Sterling of

(1)the discounted amount of -

(a)each Sterling balance; and

(b)the Sterling equivalent of each non-Sterling balance which, in each case, the Party in question was immediately prior to the Acceleration Time under prospective obligation to pay as provided by clause 3.3 to the other Party on a Settlement Date falling after the Acceleration Date; and

(2)the amounts of -

(a)each Sterling balance; and

(b)the Sterling equivalent of each non-Sterling balance which in each case the Party in question was under obligation as provided by clause 3.3 to pay to the other Party on the Acceleration Date or on an earlier date but which, in either such case, remains unpaid; and

(3)all Relevant Amounts deemed payable by the Party in question under paragraph 3 of this Schedule.

5.If the aggregate so determined in respect of one Party shall be greater than the aggregate so determined in respect of the other Party, the payment to be made pursuant to clause 5.2 or, as the case may be, clause 5.3 shall be made by the former Party to the latter Party and shall be in Sterling, and the amount of such payment shall be equal to the amount of the difference between such aggregates.

6.If the aggregates so determined shall be equal in amount no payment shall be made pursuant to clause 5.2 or, as the case may be, clause 5.3.

SIGNED by ....................)
 ..............................)
for and on behalf of)
LLOYDS BANK PLC    )



SIGNED by ....................)
 ..............................)
for and on behalf of)
PERKINS LIMITED    )